TOLL BROTHERS FINANCE CORP.
TOLL BROTHERS, INC. as a Guarantor
THE OTHER GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON

as Trustee
INDENTURE
Dated as of September 11, 2012
0.50% EXCHANGEABLE SENIOR NOTES DUE 2032

i

Section 7.03.	Individual Rights of Trustee	42
Section 7.04.	Trustee's Disclaimer	43

CONCERNING THE HOLDERS

Section 11.01.	Action by Holders	63
Section 11.02.	Proof of Execution by Holders	63

EXHIBITS

Exhibit A	Form of Global Security
Exhibit B-1A	Form of Private Placement Legend (Securities)
Exhibit B-1B	Form of Private Placement Legend (Common Stock)
Exhibit B-2	Form of Legend for Global Security
Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement

v

INDENTURE, dated as of September 11, 2012, between Toll Brothers Finance Corp., a Delaware corporation (the “Issuer”), Toll Brothers, Inc., a Delaware corporation (the “Company”), the other Guarantors party hereto, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 0.50% Exchangeable Senior Notes due 2032 (the “Securities”).
ARTICLE 1

DEFINITIONS
Section 1.01.    Definitions.
“Additional Interest” means all amounts, if any, payable pursuant to Sections 4.09(a) and 6.02(b), as applicable.
“Additional Interest Notice” has the meaning set forth in Section 4.09(d).
“Additional Shares” has the meaning set forth in Section 10.06(a).
“Adjusted Net Assets” has the meaning set forth in Section 13.05.
“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.
“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Bid Solicitation Agent” means the Issuer or such other person (including the Trustee) as may be appointed, from time to time, by the Company to solicit bids for the Contingent Interest Trading Price of the Securities in accordance with Section 14.01(a). The Issuer shall initially act as the Bid Solicitation Agent.
“Board of Directors” means, with respect to the Issuer or the Company, the board of directors of the Issuer or the Company, as applicable, or any committee thereof authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Company, as applicable, to have been duly adopted by the Board of Directors of the Issuer or the Company, as applicable, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York, New York are not required to be open.
“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.
“Certificated Security” has the meaning set forth in Section 2.01.
“Change in Control” shall be deemed to have occurred at such time as:
(a)    any “person” or “group” within the meaning of Section 13(d) under the Exchange Act is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Company’s voting stock entitled to vote generally in elections of directors (the “Voting Stock”), or has the power, directly or indirectly, to elect a majority of the members of the Company’s Board of Directors;
(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any consolidation, merger, combination or binding share exchange of the Common Stock pursuant to which the Common Stock will be converted into, or exchanged for, cash, stock, other securities, or other property or assets; or (C) any sale, assignment, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of its subsidiaries; provided that a transaction described in clause (B) above pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a Change in Control; or
(c)    the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

Notwithstanding the foregoing, a “Change in Control” shall be deemed not to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (b) of the definition of “Change in Control” above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the reference property for the Securities.
“Clause A Distribution” has the meaning set forth in Section 10.04(c).
“Clause B Distribution” has the meaning set forth in Section 10.04(c).
“Clause C Distribution” has the meaning set forth in Section 10.04(c).
“Close of Business” means 5:00 p.m., New York City time.
“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m., New York City time, on such date as reported in composite transactions for The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m., New York City time, on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock, par value $0.01 per share, of the Company at the date of this Indenture, or such other Reference Property into which the Company’s common stock is changed pursuant to Section 10.05.
“Common Stock Private Placement Legend” has the meaning set forth in Section 2.17.
“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of the person determined in accordance with accounting principles generally accepted in the United States.
“Contingent Interest” has the meaning set forth in Section 14.01(a).
“Contingent Interest Measurement Period” has the meaning set forth in Section 14.01(a).

“Contingent Interest Period” has the meaning set forth in Section 14.01(a).
“Contingent Interest Trading Price” of Securities on any Determination Date means the average of the secondary market bid quotation per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $5.0 million aggregate principal amount of Securities at approximately 3:30 p.m., New York City time, on such Determination Date from three independently nationally recognized securities dealers the Issuer selects, provided that if (x) three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids will be used, and (y) only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid will be used; provided, further that if no such bids can reasonably be obtained by the Bid Solicitation Agent, then the Contingent Interest Trading Price of the Securities on such Determination Date will equal the product of (i) the Exchange Rate in effect on such Trading Day and (ii) the average Closing Sale Price of the Common Stock for the five Trading Days ending on such Determination Date.
“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means The Depository Trust Company, its nominees and successors.
“Determination Date” has the meaning set forth in Section 14.01(a).
“Effective Date” means the date on which the Make-Whole Adjustment Event occurs or becomes effective.
“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agent” has the meaning set forth in Section 2.03.
“Exchange Date” means the date a Holder complies with the relevant procedures for exchange.

“Exchange Notice” means an “Exchange Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.
“Exchange Price” at any time is equal to $1,000 divided by the Exchange Rate in effect at such time.
“Exchange Rate” means initially 20.3749 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Section 10.
“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Expiration Date” has the meaning set forth in Section 10.04(e).
“Expiration Time” has the meaning set forth in Section 10.04(e).
“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading.
“Fundamental Change Notice” has the meaning set forth in Section 3.02(d).
“Fundamental Change Repurchase Date” has the meaning set forth in Section 3.02(a).
“Fundamental Change Repurchase Exercise Notice” has the meaning set forth in Section 3.02(b).
“Fundamental Change Repurchase Price” has the meaning set forth in Section 3.02(a).
“Fundamental Change Repurchase Right” has the meaning set forth in Section 3.02(a).
“Funding Guarantor” has the meaning set forth in Section 13.05.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect at the time of computation.
“Global Security” has the meaning set forth in Section 2.01.
“Guarantee” has the meaning set forth in Section 13.01.

“Guarantors” means, (i) initially on the execution of this Indenture, each of the entities listed on Schedule A attached hereto, and (ii) each of the Company’s Subsidiaries which becomes a guarantor of Securities pursuant to the provisions of this Indenture, in each case subject to Section 13.03(a).
“Holder” means a Person in whose name a Security is registered on the Registrar’s books.
“Indebtedness” means:
(1)     any liability of any Person (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(2)     any liability of others described in the preceding clause (1) that such Person has guaranteed or that is otherwise its legal liability;
(3)     all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and
(4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Initial Purchasers” means Deutsche Bank Securities Inc., Citigroup Global Markets Inc., RBS Securities Inc., BMO Capital Markets Corp., Goldman, Sachs & Co., SunTrust Robinson Humphrey, Inc., PNC Capital Markets LLC, Capital One Southcoast, Inc., Comerica Securities, Inc., SMBC Nikko Capital Markets Limited and U.S. Bancorp Investments, Inc.
“Interest Payment Date” means March 15 and September 15 of each year, beginning on March 15, 2013.
“Issue Date” means September 11, 2012.
“Issuer” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer and delivered to the Trustee.
“Make-Whole Adjustment Event” means (i) any Change in Control (determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the proviso in clause (b) of the definition thereof) and (ii) any Termination of Trading.
“Make-Whole Exchange Period” has the meaning set forth in Section 10.06(a).
“Maturity Date” means September 15, 2032.
“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a lien on property to the extent that the liability for the Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or the Issuer for any deficiency.
“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes pursuant to Section 7701(a)(30) of the Code, as amended from time to time.
“Notice of Default” has the meaning set forth in Section 6.01.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer or a Guarantor, as applicable.
“Officer’s Certificate” means a certificate signed by one Officer of the Issuer or the Company, as applicable, and delivered to the Trustee.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company or the Issuer, and who shall be reasonably acceptable to the Trustee.
“Optional Repurchase Date” has the meaning set forth in Section 3.01(a).
“Optional Repurchase Exercise Notice” has the meaning set forth in Section 3.01(b).
“Optional Repurchase Price” has the meaning set forth in Section 3.01(a).
“Optional Repurchase Notice” has the meaning set forth in Section 3.01(d).
“Optional Repurchase Right” has the meaning set forth in Section 3.01(a).
“Participants” has the meaning set forth in Section 2.15(a).

“Paying Agent” has the meaning set forth in Section 2.03.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum of the Issuer, dated September 4, 2012, relating to the Securities.
“Purchase Agreement” means the purchase agreement dated as of September 4, 2012 between the Issuer, the Company and the Initial Purchasers relating to the offer and sale of the Securities.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).
“Redeemable Capital Stock” means any Capital Stock of the Issuer, the Company or any Subsidiary of the Company that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise:
(1)     is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the Maturity Date;
(2)     is redeemable at the option of the holder thereof at any time prior to the Maturity Date; or
(3)     is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.
“Redemption Date” has the meaning set forth in Section 3.04(a).
“Redemption Notice” has the meaning set forth in Section 3.04(b).
“Redemption Price” has the meaning set forth in Section 3.04(a).
“Reference Property” has the meaning set forth in Section 10.05.
“Registrar” has the meaning set forth in Section 2.03.
“Regular Record Date” for interest payable in respect of any Security on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Distribution” has the meaning set forth in Section 10.04(c).
“Reorganization Event” has the meaning set forth in Section 10.05.
“Required Filing Dates” has the meaning set forth in Section 4.03(a).
“Resale Restriction Termination Date” has the meaning set forth in Section 2.17.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act.
“Restricted Transfer Default” has the meaning set forth in Section 4.09(a).
“Restricted Transfer Triggering Date” has the meaning set forth in Section 4.09(a).
“Revolving Credit Facility” means the Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the lenders named therein dated October 22, 2010, and any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise modified from time to time, including any agreement(s) extending the maturity of or refinancing or refunding all or any portion of the indebtedness or increasing the amount to be borrowed under such agreement(s) or any successor agreement(s), whether or not by or among the same parties.
“Rule 144A” means Rule 144A under the Securities Act.
“SEC” means the Securities and Exchange Commission.
“Securities” has the meaning set forth in the Preamble.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securities Agent” means any Registrar, Paying Agent or Exchange Agent.
“Security Interests” means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.
“Security Private Placement Legend” has the meaning set forth in Section 2.17.

“Significant Subsidiary” means any Subsidiary (1) whose revenues exceed 10% of the Company’s total revenues, in each case for the most recent fiscal year, or (2) whose net worth exceeds 10% of Company’s total stockholders’ equity, in each case as of the end of the most recent fiscal year.
“Spin-Off” has the meaning set forth in Section 10.04(c).
“Stock Price” means (i) the price paid per share of Common Stock in the Change in Control in the case of a Make-Whole Adjustment Event described in clause (b) of the definition of Change in Control, in the event that Common Stock is acquired for cash, or (ii) the average of the Closing Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of such other Make-Whole Adjustment Event, in the case of any other Make-Whole Adjustment Event.
“Subsidiary” means any person of which the Company, at the time of determination by the Company, directly and/or indirectly through one or more subsidiaries, owns more than 50% of the shares of voting stock.
“Termination of Trading” means the Common Stock (or reference property into which the Securities are exchangeable) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors, a “permitted exchange”), or the announcement by any such exchange on which the Common Stock (or such reference property) is trading that the Common Stock (or such reference property) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any permitted exchange.
“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.
“Trading Day” means a day during which trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, then a day during which trading in the Common Stock generally occurs on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted. If the Common Stock (or other security for which a Closing Sale Price or trading price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”
“Trigger Event” has the meaning set forth in Section 10.04(c).
“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.
“Valuation Period” has the meaning set forth in Section 10.04(c).

“Voting Stock” has the meaning set forth in under the definition of Change in Control.
Section 1.02.    Rules of Construction. Unless the context otherwise requires:
(i)    a term has the meaning assigned to it;
(ii)     an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;
(iii)    “or” is not exclusive;
(iv)    “including” means “including without limitation”;
(v)    words in the singular include the plural and in the plural include the singular;
(vi)    provisions apply to successive events and transactions;
(vii)    the term “interest” means any interest payable under the terms of the Securities, including Additional Interest, if any, payable pursuant to Sections 4.09(a) and 6.02(b), and Contingent Interest, if any, payable pursuant to Section 14.01(a), unless the context otherwise requires;
(viii)    the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;
(ix)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and
(x)    references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.
ARTICLE 2

THE SECURITIES
Section 2.01.    Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form reasonably acceptable to the Issuer. Each Security shall be dated the date of its authentication.
The Securities shall be issued initially in the form of one or more global securities, substantially in the form set forth in Exhibit A (each Security in such form, a “Global Security”), deposited with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1A and B-2. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary.
Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (each, a “Certificated Security”) and, if applicable, bearing any legends required by Section 2.17.
Section 2.02.    Execution and Authentication. One duly authorized Officer shall sign the Securities for the Issuer by manual or facsimile signature.
A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Issuer.
A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
Upon an Issuer Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $250,000,000 plus up to an additional $37,500,000 aggregate principal amount pursuant to the Initial Purchasers’ option to purchase additional Securities, as provided in the Purchase Agreement. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000 plus up to an additional $37,500,000 aggregate principal amount pursuant to the Initial Purchasers’ option to purchase additional Securities, as provided in the Purchase Agreement, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07.
The Issuer may from time to time, without the consent of Holders of the Securities, increase the aggregate principal amount of Securities outstanding by issuing additional Securities in the future with the same terms as the Securities initially issued hereunder, except for any difference in the issue price and interest accrued prior to the issue date of the additional Securities; provided that if any such additional Securities are not fungible with the Securities initially issued hereunder for U.S. federal income tax purposes, such additional Securities will have a separate CUSIP number. The Securities initially issued hereunder and any such additional Securities shall rank equally and ratably and shall be treated as a single series of debt securities for all purposes under this Indenture and would vote together as a single class on all matters with respect to the Securities.
Upon an Issuer Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Issuer and its Affiliates.
If an Issuer Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Issuer to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing but need not comply with Section 15.03 and need not be accompanied by an Opinion of Counsel.
The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
Section 2.03.    Registrar, Paying Agent and Exchange Agent. The Issuer shall maintain, or shall cause to be maintained, (i) an office or agency in New York City, where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency in New York City, where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency in New York City, where Securities may be presented for exchange (“Exchange Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional exchange agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Exchange Agent” includes any additional exchange agent.
The Issuer shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Issuer shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such.
The Issuer initially appoints the Trustee as Paying Agent, Registrar and Exchange Agent.
Section 2.04.    Paying Agent To Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Issuer acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.
Section 2.05.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or shall cause to be furnished, to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar.
Section 2.06.    Transfer and Exchange. Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s written request or upon the Trustee’s receipt of an Issuer Order therefor. The Issuer, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer or exchange any Security for which an Exchange Notice, Optional Repurchase Exercise Notice, or Fundamental Change Repurchase Exercise Notice has been delivered, and not withdrawn, in accordance with this Indenture, except if the Issuer has defaulted in the payment of the Fundamental Change Repurchase Price or the Optional Repurchase Price with respect to such Security or to the extent that a portion of such Security is not subject to such Exchange Notice, Optional Repurchase Exercise Notice, or Fundamental Change Repurchase Exercise Notice.
No service charge shall be made for any transfer or exchange of Securities or exchange of Securities in accordance with Article 10, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Securities or exchange of Securities in accordance with Article 10, other than exchanges pursuant to Sections 2.07, 2.10, 3.02, 9.05 or 10.02, in each case, not involving any transfer.
Section 2.07.    Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Issuer. In the case of a lost, destroyed or wrongfully taken Security, indemnity (including in the form of a bond) must be provided by the Holder, at the Holder’s expense, that is reasonably satisfactory to the Trustee and the Issuer to indemnify and hold harmless the Issuer, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.
In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.
Every replacement Security is an additional obligation of the Issuer only as provided in Section 2.08.

Section 2.08.    Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those exchanged, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Issuer, the Company or one of its Subsidiaries or Affiliates holds the Security.
If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.
If the Paying Agent (in the case of a Paying Agent other than the Issuer) holds, on a Fundamental Change Repurchase Date, an Optional Repurchase Date, Redemption Date, or the Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price, Optional Repurchase Price, Redemption Price, or principal amount (plus accrued and unpaid interest, if any), as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date, Optional Repurchase Date, Redemption Date or the Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date, Optional Repurchase Date, Redemption Date or the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, Optional Repurchase Price, Redemption Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price, the Optional Repurchase Price, Redemption Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.
If a Security is exchanged in accordance with Article 10 then, from and after the time of such exchange on the Exchange Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such exchange (except that any such Security will remain outstanding for the purpose of receiving any interest or other amounts due following such exchange as set forth in this Indenture).
Section 2.09.    Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Company or any of their respective Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Issuer, the Company, any other obligor on the Securities, an Affiliate of the Issuer or the Company, or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01 and Section 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.
Section 2.10.    Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Issuer Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Issuer Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.
Section 2.11.    Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Exchange Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Issuer shall not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has exchanged pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities.
Section 2.12.    Defaulted Interest. If, and to the extent, the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Issuer may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Issuer shall fix such special record date and payment date. At least 15 calendar days before the special record date, the Issuer shall mail to Holders a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.
Section 2.13.    CUSIP Numbers. The Issuer in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP numbers.
Section 2.14.    Deposit of Moneys. Prior to 11:00 A.M., New York City time, on each Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, any Optional Repurchase Date, any Redemption Date or any other payment date (and subject to Section 15.06), the Issuer shall deposit with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date, such Optional Repurchase Date, such Redemption Date or such other payment date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date, such Optional Repurchase Date, such Redemption Date or such other payment date, as the case may be.
Section 2.15.    Book-Entry Provisions for Global Securities.
(a)    Global Securities initially shall (i) be registered in the name of the Depositary, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depositary, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.
Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
(b)    Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, one or more Certificated Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depositary, in exchange for its beneficial interest in the Global Securities if:
(i)    the Depositary notifies the Issuer that the Depositary is unwilling or unable to continue as depositary for any Global Security, or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 90 days of such notice or cessation; or

(ii)    an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner of the relevant Securities to issue Certificated Securities.
For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Certificated Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar will be entitled to receive one or more Certificated Securities in exchange for its beneficial interest or interests in the Global Securities. The Issuer may also exchange beneficial interests in a Global Security for one or more Certificated Securities registered in the name of the owner of beneficial interests if the Issuer and the owner of such beneficial interests agree to so exchange.
(c)    In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.
(d)    Any Certificated Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Security Private Placement Legend.
(e)    The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(f)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(g)    Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.16.    Special Transfer Provisions.
(a)    Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(b)    Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Issuer notifies the Registrar otherwise, the Registrar shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Registrar shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Issuer an opinion of counsel reasonably satisfactory to the Issuer and addressed to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto. Upon any transfer or exchange of a beneficial interest in the Securities in connection with which the Security Private Placement Legend will be removed in accordance with this Indenture (including, without limitation, an exchange of a Global Security in whole in accordance with the applicable procedures), the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such transfer or exchange and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.
(c)    By its acceptance of any Security bearing the Security Private Placement Legend or share of Common Stock bearing the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(d)    During the period of one year after the last date of original issuance of the Securities, the Issuer will not permit any of its Affiliates to resell any Securities that have been reacquired by any of them. Following such period, any Securities that are purchased or owned by any Affiliate of the Issuer may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being Restricted Securities.
(e)    The Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Issuer) purchase Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Issuer will cause any Securities so purchased (other than Securities purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11 and no longer outstanding under this Indenture.
(f)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(g)    Neither the Trustee nor any Securities Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.17.    Restrictive Legends. Each Global Security and Certificated Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the later of (i) the date that is one year after the last date of original issuance of such Securities or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable law (such date, the “Resale Restriction Termination Date”). Each certificate representing shares of Common Stock issued upon exchange of any Security, shall, upon issuance, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B on the face thereof until the Resale Restriction Termination Date.
Each Global Security shall also bear the legend as set forth in Exhibit B-2.
Section 2.18.    Ranking. The Securities constitute a senior general unsecured obligation of the Issuer, ranking equally in right of payment with any future senior unsecured indebtedness of the Issuer and ranking senior in right of payment to any future indebtedness of the Issuer that is expressly made subordinate to the Securities by the terms of such indebtedness.
ARTICLE 3

REDEMPTION AND REPURCHASE
Section 3.01.    Repurchase at Option of Holders.
(a)    On each of December 15, 2017, September 15, 2022 and September 15, 2027 (each, an “Optional Repurchase Date”) each Holder shall have the right to require the Issuer to purchase for cash (an “Optional Repurchase Right”) all or any portion of such Holder’s Securities that is equal to $1,000, or an integral multiple of $1,000, at a purchase price (“Optional Repurchase Price”) equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest to, but excluding, the Optional Repurchase Date

(unless the Optional Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to, but excluding, the Interest Payment Date shall be paid to the Holders of such Securities as of the preceding Regular Record Date, and the price the Issuer is required to pay to the Holder surrendering the Securities for purchase shall be equal to 100% of the principal amount of Securities subject to purchase and shall not include any accrued and unpaid interest).
(b)    To exercise its Optional Repurchase Right, a Holder must deliver written notice (an “Optional Repurchase Exercise Notice”), in the form of Attachment 3 to the Form of Security attached hereto as Exhibit A, of its exercise of the Optional Repurchase Right to the Paying Agent at any time from the Open of Business on the date that is twenty Business Days prior to the relevant Optional Repurchase Date until the Close of Business on the Business Day immediately preceding such Optional Repurchase Date. Such Optional Repurchase Exercise Notice shall state:
(i)    if such Securities are Certificated Securities, the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Global Securities, the Optional Repurchase Exercise Notice must comply with appropriate Depositary procedures;
(ii)    the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that such Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01.
(c)    Any Holder that has delivered an Optional Repurchase Exercise Notice in accordance with Section 3.01(b) shall have the right to withdraw such Optional Repurchase Exercise Notice in whole or in part by delivery, at any time prior to Close of Business on the Business Day immediately preceding the Optional Repurchase Date, which withdrawal notice shall state:
(i)    the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof;
(ii)    if such Securities are Certificated Securities, the certificate number(s) of such Securities to be so withdrawn; if such Securities are Global Securities, the withdrawal notice must comply with appropriate Depositary procedures; and
(iii)    the principal amount of the Securities that remain subject to the Option Repurchase Exercise Notice, if any, delivered by such Holder in accordance with Section 3.01(b), which amount must be $1,000 or an integral multiple thereof.
(d)    The Issuer shall mail to the Trustee, the Paying Agent and to each Holder a written notice of each Holder’s Optional Repurchase Right (the “Optional Repurchase Notice”)

not less than twenty Business Days prior to each Optional Repurchase Date. The Optional Repurchase Notice shall state:
(i)    the last date on which a Holder may exercise its Optional Repurchase Right;
(ii)    the Optional Repurchase Price;
(iii)    the Optional Repurchase Date;
(iv)    the procedures required for exercise of the Optional Repurchase Right, and the procedures required for withdrawal of any such exercise; and
(v)    the name and address of the Paying Agent.
No failure of the Issuer to give an Optional Repurchase Notice shall limit any Holder’s right pursuant hereto to exercise its Optional Repurchase Right.
(e)    The Issuer shall be required to purchase Securities that have been validly surrendered for purchase and not withdrawn on the Optional Repurchase Date. Each Holder shall receive payment of the Optional Repurchase Price on the later of the Optional Repurchase Date and the time of book-entry transfer or the delivery of such Holder’s Securities to the Paying Agent (except that, if such Optional Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder(s) of such Securities at the Close of Business on such Regular Record Date without any requirement to surrender such Securities to the Paying Agent). If the Paying Agent holds money on the Optional Repurchase Date sufficient to pay the Optional Repurchase Price of the Securities for which an Optional Repurchase Exercise Notice has been submitted and not validly withdrawn, then:
(i)    such Securities shall cease to be outstanding and interest shall cease to accrue (whether or not book-entry transfer of the Securities has been made or whether or not the Securities have been delivered to the Paying Agent); and
(ii)    all other rights of the Holders of such Securities shall terminate (other than the right to receive the Optional Repurchase Price and, if the Optional Repurchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).
(f)    No Securities may be purchased by the Issuer at the option of Holders if the principal amount of the Securities has been accelerated pursuant to Section 6.02, and such acceleration has not been rescinded, on or prior to the Optional Repurchase Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Optional Repurchase Price with respect to such Securities).

(g)    In connection with any offer to purchase the Securities on an Optional Repurchase Date, the Issuer shall:
(i)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules are applicable;
(ii)    file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and
(iii)    otherwise comply with all applicable federal and state securities laws;
provided that, to the extent that the provisions of such securities laws or regulations conflict with the provisions of this Section 3.01, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.01 by virtue of such compliance.
Section 3.02.    Repurchase at Option of Holder Upon a Fundamental Change.
(a)    If a Fundamental Change occurs, each Holder shall have the right to require the Issuer to purchase for cash (a “Fundamental Change Repurchase Right”) all or any portion of such Holder’s Securities that is equal to $1,000, or an integral multiple of $1,000, on the day of the Issuer’s choosing that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change (such day, the “Fundamental Change Repurchase Date”) at a purchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to, but excluding, the Interest Payment Date shall be paid to the Holders of such Securities as of the preceding Regular Record Date, and the price the Issuer is required to pay to the Holder surrendering the Securities for purchase shall be equal to 100% of the principal amount of Securities subject to purchase and shall not include any accrued and unpaid interest).
(b)    To exercise its Fundamental Change Repurchase Right, a Holder must deliver written notice (a “Fundamental Change Repurchase Exercise Notice”), in the form of Attachment 3 to the Form of Security attached hereto as Exhibit A, of its exercise of the Fundamental Change Repurchase Right to the Paying Agent during the period between the delivery of the Fundamental Change Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. Such Fundamental Change Repurchase Exercise Notice shall state:
(iv)     if such Securities are Certificated Securities, the certificate number(s) of the Securities that the Holder will deliver to be repurchased; if such Securities are Global Securities, the Fundamental Change Repurchase Exercise Notice must comply with appropriate Depositary procedures;

(v)    the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
(vi)    that such Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.02.
(c)    Any Holder that has delivered a Fundamental Change Repurchase Exercise Notice in accordance with Section 3.02(b) shall have the right to withdraw such Fundamental Change Repurchase Exercise Notice in whole or in part by delivery, at any time prior to Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, which withdrawal notice shall state:
(vi)    the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof;
(vii)    if such Securities are Certificated Securities, the certificate number(s) of such Securities to be so withdrawn; if such Securities are Global Securities, the withdrawal notice must comply with appropriate Depositary procedures; and
(viii)    the principal amount of the Securities that remain subject to the Fundamental Change Repurchase Exercise Notice, if any, delivered by such Holder in accordance with Section 3.02(b), which amount must be $1,000 or an integral multiple thereof.
(d)    The Issuer shall mail to the Trustee, the Paying Agent and to each Holder a written notice of a Fundamental Change (the “Fundamental Change Notice”) within five Business Days after the occurrence of such Fundamental Change and issue a press release announcing the occurrence of such Fundamental Change (and make such press release available on the Company’s website). The Fundamental Change Notice shall state:
(iii)    the events causing the Fundamental Change;
(iv)    the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event;
(v)    the last date on which a Holder may exercise its Fundamental Change Repurchase Right;
(vi)    the Fundamental Change Repurchase Price;
(vii)    the Fundamental Change Repurchase Date;
(viii)    the Exchange Rate and any adjustments to the Exchange Rate, and the procedures required for exercise of a Holder’s right to exchange its Securities;
(ix)    the procedures required for exercise of the Fundamental Change Repurchase Right, and the procedures required for withdrawal of any such exercise; and

(x)    the name and address of the Paying Agent and Exchange Agent.
No failure of the Issuer to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise its Fundamental Change Repurchase Right.
(e)    The Issuer shall be required to purchase Securities that have been validly surrendered for purchase and not withdrawn on the Fundamental Change Repurchase Date. Each Holder shall receive payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or the delivery of such Holder’s Securities to the Paying Agent (except that, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder(s) of such Securities at the Close of Business on such Regular Record Date without any requirement to surrender such Securities to the Paying Agent). If the Paying Agent holds money on the Fundamental Change Repurchase Date sufficient to pay the Fundamental Change Repurchase Price of the Securities for which a Fundamental Change Repurchase Exercise Notice has been submitted and not validly withdrawn, then:
(i)    such Securities shall cease to be outstanding and interest shall cease to accrue (whether or not book-entry transfer of the Securities has been made or whether or not the Securities have been delivered to the Paying Agent); and
(ii)    all other rights of the Holders of such Securities shall terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).
(f)    No Securities may be purchased by the Issuer at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated pursuant to Section 6.02, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Securities).
(g)    In connection with any offer to purchase the Securities in the event of a Fundamental Change, the Issuer shall:
(i)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules are applicable;
(ii)    file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and
(iii)    otherwise comply with all applicable federal and state securities laws;

provided that, to the extent that the provisions of such securities laws or regulations conflict with the provisions of this Section 3.02, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.02 by virtue of such compliance.
Section 3.03.    Repurchases in Part. Any Security that is to be submitted for repurchase pursuant to Section 3.01 or Section 3.02 only in part shall be delivered pursuant to Section 3.01 or Section 3.02, as applicable (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security, without service charge to the Holder, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for repurchase.
Section 3.04.    Optional Redemption.
(a)    Prior to September 15, 2017, the Issuer may not redeem the Securities. On or after September 15, 2017 and prior to the Maturity Date, the Issuer shall have the right, at the Issuer’s option, at any time, and from time to time (each such date, a “Redemption Date”), to redeem all or part of the Securities for cash at a price (the “Redemption Price”) equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding, the applicable Redemption Date (unless the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to, but excluding, the Interest Payment Date will be paid to the Holders of such Securities as of the preceding Regular Record Date, and the price the Issuer is required to pay to the Holder of such Securities being redeemed will be equal to 100% of the principal amount of Securities being redeemed and shall not include any accrued and unpaid interest).
(b)    At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail to the Trustee, the Paying Agent and to each Holder whose securities are to be redeemed a written notice of redemption (the “Redemption Notice”). Such notice shall state certain specified information, including:
(xi)    the Redemption Date;
(xii)    the Redemption Price;
(xiii)    the Exchange Rate and the Exchange Price;
(xiv)    the procedures a Holder must follow to exchange its Securities;
(xv)    the paragraph of the Securities pursuant to which the Securities are to be redeemed;
(xvi)    that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

(xvii)    the CUSIP number or numbers, as the case may be, of the Securities to be redeemed; and
(xviii)    the name and address of the Paying Agent and the procedures that Holders must follow in order to receive the Redemption Price; and
(xix)    in case any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued.
(c)    At the Issuer’s request, upon reasonable prior notice, the Trustee shall mail the Redemption Notice in the Issuer’s name and at the Issuer’s expense; provided, however, that the form and content of such notice shall be prepared by the Issuer.
(d)    A Redemption Notice shall be irrevocable.
Section 3.05.    Notice to Trustee. If the Issuer elects to redeem Securities pursuant to Section 3.04(a), it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Issuer 15 days prior to the mailing of the Redemption Notice (unless a shorter notice period shall be satisfactory to the Trustee).
Section 3.06.    Selection of Securities to be Redeemed. If the Issuer has elected to redeem fewer than all the Securities pursuant to Section 3.04(a), the Trustee shall, within five Business Days after receiving the notice specified in Section 3.05, select the Securities to be redeemed by lot or in its discretion on a pro rata basis, provided that so long as the Securities are Global Securities, such selection shall be made by the Depositary in accordance with its applicable procedures. Securities selected for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and the principal amount thereof to be redeemed. The Registrar need not register the transfer of or exchange any Securities that have been selected for redemption, except the unredeemed portion of the Securities being redeemed in part.
Section 3.07.    Effect of Redemption Notice.
(a)    Each Holder of Securities being redeemed shall receive payment of the Redemption Price on the later of (i) the Redemption Date, and (ii) the time of book-entry transfer or the delivery of such Holder’s Securities to the Paying Agent (except that, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date to the Holder(s) of such Securities at the Close of Business on such Regular Record Date without any requirement to surrender such Securities to the Paying Agent). The Paying Agent shall return to the Issuer, as soon as practicable and upon receipt of written instructions, any money not required for that purpose. If the Paying Agent holds money on the Redemption Date sufficient to pay the Redemption Price of the Securities being redeemed, then:
(iv)    such Securities shall cease to be outstanding and interest shall cease to accrue (whether or not book-entry transfer of the Securities has been made or whether or not the Securities have been delivered to the Paying Agent); and
(v)    all other rights of the Holders of such Securities shall terminate (other than the right to receive the Redemption Price and, if the Redemption Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).
(b)    No Securities may be redeemed by the Issuer if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for redemption during the continuance of such an acceleration.
(c)    If the Issuer calls any or all of the Securities for redemption pursuant to Section 3.04(a), the right to exchange the Securities called for redemption in accordance with Article 10 of this Indenture shall expire at the Close of Business on the second Business Day prior to the Redemption Date, unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder of such Securities may exchange them until the Redemption Price has been paid or duly provided for in accordance with Section 3.07(a).
Section 3.08.    Securities Redeemed in Part.
(a)    Any Security that is to be redeemed only in part shall be delivered pursuant to Section 3.06 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security, without service charge to the Holder, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not being redeemed.
(b)    If the Trustee (or, in the case of Global Securities, the Depositary) selects a portion of a Holder’s Securities for partial redemption pursuant to Section 3.08(a) and the Holder exchanges a portion of its Securities, the exchanged portion will be deemed to be from the portion selected for redemption.
ARTICLE 4

COVENANTS
Section 4.01.    Payment of Securities. The Issuer shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Issuer is acting as Paying Agent, the Issuer has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Issuer will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid:
(h)    in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee;
(i)    in the case of a Certificated Security that is held by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and
(j)    in the case of a Certificated Security that is held by a Holder of $1,000,000 or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.
The Issuer shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.
Section 4.02.    Maintenance of Office or Agency. The Issuer shall maintain, or cause to be maintained, in New York City, New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or exchange in accordance with Article 10 and notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in New York City, New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as an agency of the Issuer in accordance with Section 2.03.

Section 4.03.    Reports.
(e)    So long as the Securities are outstanding, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall electronically file with the SEC, with a copy to the Trustee, the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Company would be required so to file such documents if the Company were so subject, unless, in any case, if such filings are not then permitted by the SEC.
(f)    If such filings with the SEC are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, the Company shall, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Register, without cost to such Holders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Company’s cost. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.04.    Rule 144A Information. So long as the Securities are outstanding, if at any time the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, upon request, promptly furnish to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon exchange of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A.
Section 4.05.    Compliance Certificate. The Issuer shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Issuer, commencing with the fiscal year ending October 31, 2012, a certificate of one or more Officers, one of the signers of which shall be the principal executive officer, the principal financial officer or the principal accounting officer, stating whether or not the signatories to such Officer’s Certificate have actual knowledge of any Default or Event of Default by the Issuer in performing any of its obligations under this Indenture or the Securities that occurred during the previous fiscal year. If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.
Section 4.06.    Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Issuer (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07.    Notice of Default. Within 30 days of the occurrence of any Default or Event of Default, the Issuer shall give written notice of such Default or Event of Default, its status and any remedial action proposed to be taken, to the Trustee.
Section 4.08.    Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 4.09.    Additional Interest.
(a)    If either:
(i)     at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities (including any Securities issued pursuant to the Initial Purchasers’ option to purchase additional Securities provided in the Purchase Agreement), (x) the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or (y) the Securities are not otherwise freely tradable by Holders that are not the Issuer’s Affiliates and that were not the Issuer’s Affiliates within the three immediately preceding months (as a result of restrictions pursuant to U.S. securities law or this terms of this Indenture or the Securities), or
(ii)     at any time after the first anniversary of the last date of original issuance of the Securities (including any Securities issued pursuant to the Initial Purchasers’ option to purchase additional Securities provided in the Purchase Agreement), the restrictive legend on a Holder’s Securities is not removed in response to a prior request from a Holder, or the Securities are not otherwise freely tradable by Holders that are not the Issuer’s Affiliates and that were not the Issuer’s Affiliates within the three immediately preceding months (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities)
(each event referred to in clause (i) or (ii) being a “Restricted Transfer Default”), and the Company has not cured any such Restricted Transfer Default within 14 calendar days following the occurrence of such Restricted Transfer Default (that date being the “Restricted Transfer Triggering Date”), then the Issuer shall pay Additional Interest in cash on the Holders’ Securities until the Restricted Transfer Default is cured. Additional Interest on the Securities will accrue with respect to the first 90-day period (or portion thereof) following the Restricted Transfer Triggering Date at the rate of 0.25% per annum of the principal amount of Securities, which rate will increase by an additional 0.25% per annum of the principal amount of the Securities for each subsequent 90-day period (or portion thereof) until all Restricted Transfer Defaults have been cured, up to a maximum of 0.50% per annum of the principal amount of the Securities. Following the cure of all Restricted Transfer Defaults, the accrual of Additional Interest arising from Restricted Transfer Defaults shall cease and the interest rate shall revert to the original rate. Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.
(b)    The Additional Interest that is payable as a result of the occurrence of a Restricted Transfer Default as described in Section 4.09(a) will be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Issuer’s election to pay additional interest arising under Section 6.02(b) for up to 180 days in lieu of allowing the notes to be accelerated as a result of the occurrence of an Event of Default for a failure to comply with Section 4.03; provided that, in the case of Additional Interest that may accrue and be payable pursuant to a Restricted Transfer Default which results from the occurrence of an event that also triggers Additional Interest to accrue and be payable under Section 6.02(b) for a failure to comply with Section 4.03, Additional Interest that may accrue and be payable pursuant to such Restricted Transfer Default shall not be in addition to (and shall be replaced by) any Additional Interest that may accrue or be payable under Section 6.02(b) for a failure to comply with Section 4.03 once such Additional Interest begins to accrue and be payable pursuant to Section 6.02(b).
(c)    Notwithstanding the foregoing, no Additional Interest shall accrue or be payable under this Section 4.09 for each day on which the Issuer makes available to Holders an effective registration statement permitting the resale of the Securities and the shares of Common Stock issued upon exchange thereof. After the Issuer has made available such an effective registration statement, if any, during the six-month period described above, no further Additional Interest shall be payable under this Section 4.09.
(d)    In the event that the Issuer is required to pay Additional Interest on Securities pursuant to this Section 4.09, the Issuer shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than 15 calendar days prior to the proposed Interest Payment Date for the Additional Interest. Each Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such Interest Payment Date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
Section 4.10.    Additional Guarantors. If in accordance with the provisions of the Revolving Credit Facility the Issuer adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of this Indenture as a guarantor under the Revolving Credit Facility, such Subsidiary shall contemporaneously become a Guarantor under this Indenture by:
(i)     executing and delivering to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Securities on the terms set forth in this Indenture, and
(ii) delivering to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.
Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.
ARTICLE 5

SUCCESSORS
Section 5.01.    When Issuer May Merge, Etc. Neither the Issuer nor any Guarantor shall consolidate with, or merge with or into, or sell, assign, transfer or lease all or substantially all of its assets to another Person, unless:
(vii)    the resulting, surviving, receiving or leasing Person is, in the case of (a) the Issuer or the Company, a corporation organized and existing under the laws of the United States of America or any state thereof or (b) any Guarantor other than the Company, a corporation or other legal entity, organized and existing under the laws of the United States of America or any state thereof;
(viii)    such Person assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Issuer or such Guarantor, as the case may be, relating to the Securities or the Guarantee, as the case may be, and this Indenture; and
(ix)    immediately after the transaction, no Default or Event of Default exists; provided that this clause (iii) will not restrict or be applicable to a consolidation, merger, sale, assignment, transfer or lease of a Guarantor with or into the Issuer, the Company or another Subsidiary that is, or concurrently with the completion of such consolidation, merger, sale, assignment, transfer, or lease becomes, a Guarantor.
The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.
Section 5.02.    Successor Substituted. Upon any such consolidation, merger, sale, assignment or transfer described in Section 5.01 (including any consolidation, merger, sale, assignment or transfer described in the proviso at the end of Section 5.01(iii)), the successor corporation or legal entity will be substituted for the Issuer or such Guarantor, as applicable, under this Indenture. The successor Person may, as applicable, then exercise every power and right of the Issuer or such Guarantor, as applicable, under this Indenture, and the Issuer or such Guarantor, as applicable, shall be released from all of its respective liabilities and obligations in respect of the Securities or the Guarantee, as applicable, and this Indenture. If the Issuer or any Guarantor leases all or substantially all of its assets, the lessee Person will be the successor to the Issuer or such Guarantor, as applicable, and may exercise every power and right of the Issuer or such Guarantor, as the case may be, under this Indenture, but the Issuer or such Guarantor, as the case may be, will not be released from its respective obligations to pay the principal and interest, if any, on the Securities.
In case of any such consolidation, merger or any sale, assignment, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01.    Events of Default. An “Event of Default” occurs upon:
(g)    the failure by the Issuer or a Guarantor to pay the principal of any Security when due on, the Maturity Date, a Fundamental Change Repurchase Date with respect to a Fundamental Change, an Optional Repurchase Date with respect to the exercise of an Optional Repurchase Right by a Holder of any Security, a Redemption Date, upon acceleration or otherwise;
(h)    the failure by the Issuer or the Company to deliver the settlement amount owing upon exchange within five calendar days;
(i)    the failure by the Issuer or a Guarantor to pay any interest on any Security when due, and such failure continues for 30 days;
(j)    the failure by the Issuer to provide timely notice of a Fundamental Change or a Make-Whole Adjustment Event in accordance with the terms of this Indenture;
(k)    the failure by the Issuer, the Company or any Guarantor that is a Significant Subsidiary to perform any other covenant required by this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a) through (d) of this Section 6.01) and such failure continues for 60 days after notice is given in accordance with this Indenture;
(l)    any default under an instrument evidencing or securing any of the Issuer’s Indebtedness or the Indebtedness of any Guarantor (other than Non-Recourse Indebtedness) aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such Indebtedness, or due to the failure to pay such Indebtedness at maturity, upon acceleration or otherwise;
(m)    any Guarantee with respect to the Securities by the Company or a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by the Company or such Guarantor or the Issuer, as applicable, not to be, in full force and effect and enforceable in accordance with its terms (other than by reason of the termination of this Indenture or the release or discharge of any such Guarantee in accordance with the terms hereof); provided, however, that if the Company or such Guarantor or the Issuer, as applicable, asserts in writing that such Guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this clause (g) if (A) such written assertion is accompanied by an Opinion of Counsel of each of the Issuer, the Company and such Guarantor to the effect that, as a matter of law, the defect or defects rendering such Guarantee unenforceable can be remedied within 10 days of the date of such assertion, (B) each of the Issuer and the Company delivers an Officers’ Certificate to the effect that the Company, such Guarantor or the Issuer, as applicable, represents that such defect or defects shall be so remedied within such 10-day period, and (C) such defect or defects are in fact so remedied within such 10-day period; and
(n)    the Issuer, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a Custodian of it or for all or substantially all of its property, or
(iv)    makes a general assignment for the benefit of its creditors; or
(o)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Issuer, the Company or any Significant Subsidiary as debtor in an involuntary case,
(ii)    appoints a Custodian of the Issuer, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the property of the Issuer, the Company or any such Significant Subsidiary, or
(iii)    orders liquidation of the Issuer, the Company or any Significant Subsidiary, and
the order or decree remains unstayed and in effect for 90 days.
A Default under clause (e) above shall not be an Event of Default until:
(A)    the Trustee notifies the Issuer and the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Issuer, the Company and the Trustee in writing, of the Default; and

(B)    the Issuer, the Company or any Guarantor which is a Significant Subsidiary does not cure the Default within 60 days after receipt of such notice.
Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such written notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes of this Indenture.
Any Event of Default that relates exclusively to a Guarantor other than the Company may be cured to the extent such Guarantor is released from its Guarantee pursuant to Section 13.03.
Section 6.02.    Acceleration.
(a)    If an Event of Default (excluding an Event of Default specified in Section 6.01(h) or (i)) has occurred and is continuing, either the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or (i) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Following any acceleration of the Securities but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul such acceleration and its consequences if:
(xx)    the rescission would not conflict with any judgment, order or decree;
(xxi)    all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived; and
(xxii)    all amounts due to the Trustee under Section 7.06 have been paid.
(b)    Notwithstanding the foregoing, if the Issuer so elects, the sole remedy for an Event of Default relating to a failure by the Company to comply with its reporting obligations under Section 4.03 shall, for the 180 days after the occurrence of such Event of Default, consist exclusively of the right to receive Additional Interest on the Securities at a rate per year equal to 0.50% of the outstanding aggregate principal amount of Securities to, but not including, the 181st day following the occurrence of such Event of Default (or, if applicable, such earlier date on which such Event of Default shall have been cured or waived), payable in the same manner and on the same dates as the stated interest payable on the Securities. On and after the 181st day following the occurrence such Event of Default if such Event of Default is continuing, such Additional Interest will cease to accrue and, the Securities may be accelerated by the Holders or the Trustee as provided in Section 6.02(a). The provisions of this Section 6.02(b) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. For the avoidance of doubt, any Additional Interest payable pursuant to this Section 6.02(b) shall be in addition to any Additional Interest that may accrue and be payable as described under Section 4.09 except in the case of Additional Interest that may accrue and be payable under Section 4.09 solely as a result of the Company’s failure to comply with its reporting obligations described in Section 4.03 (it being understood that in such case, the Additional Interest on the Securities shall be the interest rate applicable to the Securities after giving effect to the provisions of this Section 6.02(b) and not the interest rate applicable to the Securities that would be applicable after giving effect to the provisions described under Section 4.09).
(c)    In order to elect to pay Additional Interest pursuant to Section 6.02(b), the Issuer must notify all Holders and the Trustee and the Paying Agent of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Event of Default would otherwise occur. Upon the Issuer’s failure to timely give such notice or pay Additional Interest, the Securities shall be immediately subject to acceleration as provided in Section 6.02(a).
Section 6.03.    Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.
Section 6.04.    Waiver of Past Defaults. Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default:
(d)    in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price, the Optional Repurchase Price or the Redemption Price;
(e)    arising from a failure by the Issuer to exchange any Securities in accordance with this Indenture; or
(f)    in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture.
Section 6.05.    Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided, however, that the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
Section 6.06.    Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:
(a)    the Holder has previously given the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least 25% in aggregate principal amount of the Securities then outstanding have made a written request to the Trustee to pursue the remedy and the Holder or Holders have offered and, if requested, provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and
(c)    the Trustee has failed to comply with the request within 60 days after receipt of such notice, request and offer of indemnity, and during such 60 day period, has not received from the Holders of a majority in aggregate principal amount of the Securities then outstanding a direction that is inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 6.07.    Rights of Holders To Receive Payment and to Exchange Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to receive the consideration due upon exchange or the right of a beneficial owner to exchange its beneficial interest in a Global Security for a Certificated Security if an Event of Default has occurred and is continuing, or to bring suit for the enforcement of any such payment, delivery or exchange on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
Section 6.08.    Collection Suit by Trustee. If an Event of Default specified in

Section 6.01(a) or (b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount due with respect to the Securities, including any unpaid and accrued interest.
Section 6.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or its creditors or properties.
The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10.    Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.06;

Second:	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Issuer.
The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Issuer a written notice that states such record date and payment date and the amount of such payment.
Section 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

Section 6.12.    Notice of Default. Within 90 days after the occurrence and continuation of any default under this Indenture with respect to the Securities that is known to the Trustee, the Trustee shall transmit to all Holders notice of such default; provided, however, that except in the case of a default in the payment of the principal of or interest, if any, on any Security, or a Default in the delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
Payments of the Fundamental Change Repurchase Price, the Optional Repurchase Price and the Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.
ARTICLE 7

TRUSTEE
Section 7.01.    Duties of Trustee.
1)     If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
(d)    Except during the continuance of an Event of Default:
(iv)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(v)    in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(e)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(f)    Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.
(g)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Issuer or as required by law and shall be invested by the Trustee pursuant to the written instructions of the Issuer reasonably satisfactory to the Trustee.
(h)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
Section 7.02.    Rights of Trustee.
1)     Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Issuer, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(a)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on such Officer’s Certificate or Opinion of Counsel.
(b)    Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order, and any resolution of the Board of Directors of the Issuer or the Company shall be sufficiently evidenced by a Board Resolution.
(c)    The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance thereon.
(d)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(e)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided that the Trustee’s action does not constitute willful misconduct or negligence.
(f)    Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have actual knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a) or (b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on exclusively on Officer’s Certificates).
(g)    Subject to Section 7.01(a), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(j)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Section 7.04.    Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Issuer’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.
Section 7.05.    Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price or the consideration due upon exchange) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.
Section 7.06.    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own negligence or willful misconduct. Such expenses shall include the reasonable compensation and out-of-pocket expenses and fees of the Trustee’s agents and counsel.
The Issuer shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Issuer need not pay for any settlement made without its consent, which shall not be unreasonably withheld. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Issuer of its obligations under this Section 7.06. The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or willful misconduct.
To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Issuer with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07.    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
The Trustee may resign by so notifying the Issuer in writing 15 days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee with the Issuer’s consent. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.09;
(b)    the Trustee is adjudged a bankrupt or an insolvent;
(c)    a receiver or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.09, the Issuer or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.
Section 7.08.    Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to,

another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.
Section 7.09.    Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (i) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (ii) is subject to supervision or examination by federal or state authorities and (iii) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
ARTICLE 8

DISCHARGE AND INDENTURE
Section 8.01.    Termination of the Obligations of the Issuer. This Indenture shall cease to be of further effect, and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if:
(l)    either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable, whether at their scheduled maturity, upon exchange or upon the exercise by Holders of a Fundamental Change Repurchase Right or Optional Repurchase Right, upon optional redemption or otherwise and in either case the Issuer irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Issuer) cash or, in the case of exchange, shares of Common Stock (and cash in lieu of any fractional shares) sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any exchange or the Fundamental Change Repurchase Date, Optional Repurchase Date or Redemption Date, as the case may be;
(m)    the Issuer pays to the Trustee all other sums payable hereunder by the Issuer;
(n)    no Default or Event of Default with respect to the Securities shall exist on the date of such deposit under clause (a)(ii) above;
(o)    such deposit under clause (a)(ii) above shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and
(p)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with;
provided, however, that Sections 2.03, 2.04, 2.05, 2.08, 4.01, 4.02, 4.05, 7.06, 7.07, 7.08, 7.09, 8.02, 8.04, 15.04, 15.08 and 15.13 shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

Section 8.02.    Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due or shares of Common Stock owed on the Securities.
Section 8.03.    Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02; provided, however, that if the Issuer has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENTS
Section 9.01.    Without Consent of Holders. The Issuer, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to, or the consent of, any Holder:
(g)    to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders;
(h)    to comply with Article 5;
(i)    to add additional guarantees with respect to the Securities;
(j)    to secure the obligations of the Issuer in respect of the Securities;
(k)    to add to the covenants of the Issuer and the Company for the benefit of the Holders or surrender any right or power conferred upon the Issuer or the Company;
(l)    to make any change that does not adversely affect the rights of any Holder;
(m)    to comply with the requirements of the SEC in connection with any qualification of this Indenture under the TIA; or
(n)    to conform this Indenture or the Securities to the description thereof contained in the Preliminary Offering Memorandum under the heading “Description of Notes,” as supplemented by the related pricing term sheet, as evidenced in an Officer’s Certificate.
Section 9.02.    With Consent of Holders. The Issuer, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities). Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Issuer, the Company or the Guarantors with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:
(b)    change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;
(c)    reduce the principal amount of, or any interest on, any Security;
(d)    reduce the amount of principal payable upon acceleration of the maturity of the Securities;
(e)    change the place, manner or currency of payment of principal of, or any interest on, any Security;
(f)    impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Securities;
(g)    modify, in a manner adverse to Holders, the provisions of this Indenture with respect to the right of Holders pursuant to Section 3.02 to require the Issuer to repurchase Securities upon the occurrence of a Fundamental Change;
(h)    change the ranking of the Securities;
(i)    adversely affect the right of Holders to exchange Securities, or reduce the Exchange Rate; or
(j)    modify provisions of this Indenture with respect to modification, amendment or waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Securities.
It shall not be necessary for the consent of the Holders under Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.
Section 9.03.    Notice of Amendment. Promptly after an amendment, supplement or waiver under Section 9.01 or Section 9.02 becomes effective, the Issuer shall mail, or cause to be mailed, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect in such notice, shall not in any way impair or affect the validity of such amendment, supplement or waiver.
Section 9.04.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives a written notice of revocation before the date the amendment, supplement or waiver becomes effective.
After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
Nothing in Section 9.04 shall impair the Issuer’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.
Section 9.05.    Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Issuer about the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
Section 9.06.    Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.
Section 9.07.    Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Securities shall be bound thereby.

ARTICLE 10

EXCHANGE
Section 10.01.    Right to Exchange.
1)     At any time prior to the Close of Business on the second Business Day immediately preceding the Maturity Date, a Holder may exchange all or any portion of its Securities at the Exchange Rate in effect on the Exchange Date. A Holder may exchange fewer than all of such Holder’s Securities so long as the Securities exchanged are in an integral multiple of $1,000 principal amount.
(k)    Upon exchange of a Security, a Holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such Holder is the Holder on a Regular Record Date and such exchange occurs between such Regular Record Date and the Interest Payment Date to which it relates, and the Issuer will not adjust the Exchange Rate to account for accrued and unpaid interest. The Issuer’s settlement of exchange pursuant to Section 10.02 shall be deemed to satisfy the Issuer’s obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the Exchange Date.
(l)    Holders at the Close of Business on a Regular Record Date shall receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the exchange of such Securities at any time after the Close of Business on the applicable Regular Record Date. Securities surrendered for exchange by a Holder after the Close of Business on any Regular Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Securities; provided, however, that no such payment shall be required (1) if the Issuer has specified a Fundamental Change Repurchase Date following a Fundamental Change that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Securities surrendered for exchange following the Regular Record Date immediately preceding the Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of exchange with respect to such Securities.
(m)    The Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of the shares of the Common Stock upon exchange of the Securities, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax.
Section 10.02.    Settlement upon Exchange.
1)     Upon exchange, the Issuer shall deliver to Holders in respect of each $1,000 principal amount of Securities being exchanged a number of shares of Common Stock equal to the Exchange Rate in effect at the Close of Business on the relevant Exchange Date. If a Holder exchanges more than one Security at the same time, the full number of shares of Common Stock issued upon such exchange (and the amount of cash deliverable in lieu of any fractional share of Common Stock) shall be based on the total principal amount of all Securities exchanged. No fractional shares will be issued upon exchange. Instead, the Issuer will pay cash in lieu of any fractional share based on the Closing Sale Price of the Common Stock on the applicable Exchange Date.
(b)    Each exchange will be deemed to have been effected as to any Securities surrendered for exchange on the applicable Exchange Date, and with respect to the shares of Common Stock that are issuable upon such exchange, the Person in whose name the certificate or certificates for such shares will be registered shall be treated as the holder of record of such shares as of the Close of Business on the applicable Exchange Date. Prior to such time, a Holder shall not be entitled to any rights relating to such shares of Common Stock, including, among other things, the right to vote, tender in a tender offer, and receive dividends and other distributions and notices of stockholder meetings. On and after the Close of Business on the applicable Exchange Date with respect to an exchange of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon exchange of such Security as provided herein.
(c)    The Issuer shall deliver the consideration due in respect of any exchange on the third Business Day immediately following the applicable Exchange Date. The shares of Common Stock due upon exchange of a Global Security shall be delivered by the Issuer in accordance with the Depositary’s customary practices.
Section 10.03.    Exchange Procedures.
1)     To exchange a Certificated Security, a Holder must:
(i)    complete and manually sign the Exchange Notice, with the appropriate signature guarantee, or facsimile of the Exchange Notice and deliver the completed Exchange Notice (which shall be irrevocable) to the Exchange Agent;
(ii)    surrender the Security to the Exchange Agent;
(iii)    furnish appropriate endorsements and transfer documents if required by the Registrar or Exchange Agent;
(iv)    pay all transfer or similar taxes if required pursuant to Section 10.01(d); and
(v)    pay funds equal to interest payable in on the next Interest Payment Date required by Section 10.01(c).
1)     To exchange a beneficial interest in a Global Security, a Holder must comply with clauses (iv) and (v) of Section 10.03(a) and the applicable Depositary procedures for exchanging a beneficial interest in a Global Security.
1)     If a Holder has submitted its Securities for purchase upon a Fundamental Change or optional purchase, such Holder may only exchange its Securities if it withdraws its Fundamental Change Repurchase Exercise Notice prior to the Fundamental Change Repurchase

Date or its Optional Repurchase Exercise Notice prior to the Optional Repurchase Date, pursuant to Section 3.02(c) and Section 3.01(c), respectively. If such Holder’s Securities are submitted for purchase upon a Fundamental Change or optional purchase, such Holder’s right to withdraw its Fundamental Change Repurchase Exercise Notice or Optional Repurchase Exercise Notice, as the case may be, and exchange its Securities that are subject to purchase will terminate at the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date or Optional Repurchase Date, as the case may be.
1)     Upon surrender of a Certificated Security that is exchanged in part, the Trustee shall authenticate for the Holder a new Certificated Security equal in principal amount to the unconverted portion of the Certificated Security surrendered.
Section 10.04.    Adjustment of Exchange Rate. The Exchange Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:
(e)    If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company subdivides or combines Common Stock, the Exchange Rate shall be adjusted based on the following formula:

OS
ER = ER0	x	-------
OS0

where,

ER0 =
the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

ER =
the Exchange Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0 =
the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS =	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.
Any adjustment made under this Section 10.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this Section 10.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.
(f)    If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of Common Stock of any rights, options or warrants entitling such holders for a period of not more than 60 calendar days from the announcement date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Exchange Rate shall be increased based on the following formula:

OS0 + X
ER = ER0	x	-----------
OS0 + Y

where,

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

ER =	the Exchange Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 10.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if the Record Date for such distribution had not occurred.
For purposes of this Section 10.04(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock over the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors of the Company.
(g)    If an Ex-Dividend Date occurs for a distribution (a “Relevant Distribution”) of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under Section 10.04(a) or Section 10.04(b) above; (ii) dividends or distributions paid exclusively in cash covered under Section 10.04(d); and (iii) Spin-Offs), then the Exchange Rate shall be increased based on the following formula:

SP0
ER = ER0	x	--------------
SP0 - FMV

where,

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

ER =	the Exchange Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 =
the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors of the Company) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.
Any increase made under the above portion of this Section 10.04(c) shall become effective immediately after the Close of Business on the Record Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Exchange Rate. However, if such distribution is not so paid or made, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to exchange its Securities, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Record Date for the distribution.
For purposes of this Section 10.04(c) (and subject in all respects to Section 10.04(f)):
(i)    Rights, options or warrants distributed by the Company to all or substantially all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):
(A)    are deemed to be transferred with such shares of the Common Stock;
(B)    are not exercisable; and
(C)    are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Exchange Rate under this Section 10.04(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 10.04(c).
(ii)    If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(iii)    In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding clause (ii) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 10.04(c) was made:
(A)    in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution covered by Section 10.04(d), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and
(B)    in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.
(iv)    For purposes of Section 10.04(a), Section 10.04(b) and this Section 10.04(c), if any dividend or distribution to which this Section 10.04(c) is applicable includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 10.04(a) is applicable (the “Clause A Distribution”); or
(B)    an issuance of rights, options or warrants to which Section 10.04(b) is applicable (the “Clause B Distribution”), then:
(1)    such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 10.04(c) with respect to such Clause C Distribution shall then be made; and
(2)    the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 10.04(a) and Section 10.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the Record Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on the Record Date or immediately prior to the Open of Business on such effective date” within the meaning of Section 5.05(a) or “outstanding immediately prior to the Close of Business on the Record Date” within the meaning of Section 10.04(b).
With respect to an adjustment pursuant to this Section 10.04(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

FMV + MP0
ER = ER0	x	----------------
MP0

where,

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for the Spin-Off;

ER =	the Exchange Rate in effect immediately after the Close of Business on the Record Date for the Spin-Off;

FMV =
the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Closing Sale Price” as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Exchange Rate under the preceding paragraph of this Section 10.04(c) shall be determined on the last day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off. In respect of any exchange during the Valuation Period for any Spin-Off, references within the preceding paragraph of this Section 10.04(c) related to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-Off to, but excluding, the relevant Exchange Date.
(h)    If an Ex-Dividend Date occurs for a cash dividend or distribution to all or substantially all holders of the Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), the Exchange Rate shall be increased based on the following formula:

SP0
ER = ER0	x	--------------
SP0 - C

where,

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

ER =	the Exchange Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 =
the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C =	the amount in cash per share of Common Stock the Company pays, or distributes, to all or substantially all holders of the Common Stock.
Any increase made under this Section 10.04(d) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Exchange Rate. However, if any dividend or distribution described in this Section 10.04(d) is declared but not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of Common Stock, without having to exchange its Securities, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Record Date for such cash dividend or distribution.
(i)    If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

AC + (OS x SP)
ER = ER0	x	---------------------
OS0 x SP

where,

ER0 =	the Exchange Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

ER =	the Exchange Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC =
the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors of the Company) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 =
the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender offer or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
The adjustment to the Exchange Rate under this Section 10.04(e) shall be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Expiration Date but shall be given effect at the Open of Business on the Trading Day next succeeding the Expiration Date. In respect of any exchange during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 10.04(e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Exchange Date. No adjustment pursuant to the above formula will result in a decrease of the Exchange Rate.
(j)    To the extent that the Company has a rights plan in effect upon exchange of the Securities, the Holders shall receive, in addition to the Common Stock received in connection with such exchange, the rights under the rights plan, unless prior to any exchange, the rights have separated from the Common Stock, in which case the Exchange Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or other assets or property as described in

Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(k)    To the extent permitted by applicable law and applicable listing rules of The New York Stock Exchange and any other securities exchange on which the Company’s securities are then listed, (i) the Issuer is permitted to increase the Exchange Rate of the Securities by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and (ii) the Issuer may (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. The Issuer must give at least 15 days’ prior notice of any such increase in the Exchange Rate.
(l)    Adjustments to the Exchange Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. Notwithstanding anything in this Section 10.04 to the contrary, the Issuer shall not be required to adjust the Exchange Rate unless the adjustment would result in a change of at least 1% of the Exchange Rate. However, the Issuer shall carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Exchange Rate or (2) regardless of whether the aggregate adjustment is less than 1%, (i) upon any required purchases of the Securities in connection with a Fundamental Change and (ii) upon any exchange of Securities.
(m)    Whenever any provision of this Indenture requires the Issuer to calculate the Closing Sale Prices or the Stock Price over a span of multiple days, the Issuer’s Board of Directors shall make appropriate adjustments to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Record Date, the Ex-Dividend Date, the Expiration Date or the effective date of the event occurs, at any time during the period from which such Closing Sale Prices or Stock Prices are to be calculated.
(n)    No adjustment to the Exchange Rate need be made for a given transaction if Holders will be entitled to participate in that transaction, without exchange of the Securities, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Securities divided by $1,000 and multiplied by the Exchange Rate would be entitled to participate.
(o)    If the Issuer adjusts the Exchange Rate pursuant to the above provisions, the Issuer shall deliver to the Exchange Agent a certificate setting forth the Exchange Rate, detailing the calculation of the Exchange Rate and describing the facts upon which the adjustment is based. In addition, the Issuer shall issue a press release containing the relevant information (and make the press release available on the Company’s website).
Section 10.05.    Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Exchange. In the event of:

(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting solely from a subdivision or combination for which an adjustment to the Exchange Rate is made pursuant to Section 10.04(a) of this Indenture);
(ii)    a consolidation, merger, combination or binding share exchange involving the Company; or
(iii)    a sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Company’s property and assets as an entirety or substantially as an entirety, in each case, in which holders of Common Stock are entitled to receive cash, securities or other property (“Reference Property”) for their shares of Common Stock (any such event, a “Reorganization Event”), the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture, providing that, at and after the effective time of such Reorganization Event, Holders of each $1,000 principal amount of Securities will be entitled to exchange their Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such transaction would have owned or been entitled to receive upon such Reorganization Event. The supplemental indenture shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section 10.04. If the Reference Property in respect of any such Reorganization Event includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such transaction, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Issuer to purchase their Securities upon a Fundamental Change as described in Section 3.02, as the Board of Directors of the Issuer reasonably considers necessary by reason of the foregoing. If the Securities become exchangeable into Reference Property, the Issuer shall notify the Trustee and issue a press release containing the relevant information (and make the press release available on the Company’s website).
For purposes of the foregoing, the type and amount of consideration that holders of the Common Stock are entitled to in the case of Reorganization Events that cause the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Issuer shall notify Holders of the weighted average as soon as practicable after such determination is made. The Issuer and the Company shall not become a party to any such transaction unless its terms are consistent with the foregoing.
Section 10.06.    Adjustment to Exchange Rate upon a Make-Whole Adjustment Event.

(a)    If the Effective Date of a Make-Whole Adjustment Event occurs on or prior to December 15, 2017, and a Holder elects to exchange its Securities at any time from, and including, the Effective Date of a Make-Whole Adjustment Event to, and including, the Business Day immediately preceding the related Fundamental Change Repurchase Date, or if a Make-Whole Adjustment Event does not also constitute a Fundamental Change, the 30th scheduled Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event (the “Make-Whole Exchange Period”), the Exchange Rate will be increased by an additional number of shares of Common Stock (these shares being referred to as the “Additional Shares”) pursuant to Section 10.06(b) below. The Issuer will notify the Holders, the Trustee and the Exchange Agent of the anticipated Effective Date of such Make-Whole Adjustment Event and issue a press release as soon as practicable after the Issuer first determines the anticipated Effective Date of such Make-Whole Adjustment Event (and make the press release available on the Company’s website). The Issuer will use its commercially reasonable efforts to give notice to Holders of the anticipated Effective Date for a Make-Whole Adjustment Event at least 15 scheduled Trading Days prior to the anticipated Effective Date.
(b)    The number of Additional Shares, if any, by which the Exchange Rate will be increased for exchange in connection with a Make-Whole Adjustment Event will be determined by reference to the table below, based on the Effective Date and (1) the price paid per share of the Common Stock in the Change in Control in the case of a Make-Whole Adjustment Event described in clause (b) of the definition of “Change in Control,” in the event that the Common Stock is acquired for cash, or (2) the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of such other Make-Whole Adjustment Event, in the case of any other Make-Whole Adjustment Event. The amount determined under the first or second clause of the preceding sentence, as applicable, is referred to as the “Stock Price.”
The Stock Prices set forth in the first row of the table below (i.e., column headers) and the number of Additional Shares in the table below will be adjusted as of any date on which the Exchange Rate is adjusted pursuant to Section 10.04. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and at the same time as the Exchange Rate pursuant to Section 10.04.
The following table sets forth the number of Additional Shares by which the Exchange Rate for each $1,000 principal amount of Securities shall be increased based on the Stock Price and the Effective Date:

	Stock Price
Effective Date	$32.72	$35	$37.5	$40	$45	$50	$55	$60	$70	$80	$90	$100	$125	$150
September 11, 2012	10.1874	9.1952	7.9422	6.889	5.2477	4.0509	3.1594	2.4843	1.5671	1.0055	0.6479	0.4165	0.1245	0.0218
September 15, 2013	10.1874	9.1862	7.8757	6.7769	5.0732	3.8454	2.9422	2.2671	1.3719	0.84	0.5159	0.3131	0.0741	0.0051
September 15, 2014	10.1874	9.0203	7.6466	6.5034	4.743	3.4966	2.5967	1.9391	1.097	0.623	0.3512	0.1914	0.027	0.0000
September 15, 2015	10.1874	8.692	7.2372	6.0408	4.2176	2.9631	2.0866	1.4714	0.7325	0.3596	0.1679	0.0714	0.0000	0.0000
September 15, 2016	10.1874	8.1965	6.5086	5.2267	3.3156	2.0783	1.2803	0.7766	0.2689	0.0813	0.0161	0.0000	0.0000	0.0000
December 15, 2017	10.1874	8.1965	6.2917	4.6251	1.8473	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(c)    The exact Stock Price and Effective Date may not be set forth in the table in Section 10.06(b), in which case if the Stock Price is:
(iii)    between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;
(iv)    in excess of $150.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Exchange Rate will not be increased; and
(v)    less than $32.72 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Exchange Rate will not be increased.
(d)    Notwithstanding anything herein to the contrary, the Issuer may not increase the Exchange Rate to more than 30.5623 shares per $1,000 principal amount of Securities subject to adjustment in the same manner, at the same time, and for the same events as the Exchange Rate determined pursuant to Section 10.04.
Section 10.07.    Company to Provide Common Stock.
The Company shall at all times reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the exchange, in accordance herewith, of all of the Securities (assuming, for such purposes, that at the time of computation of such number of shares, all such Securities would be exchanged by a single Holder).
All shares of Common Stock issued upon exchange of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company and the Issuer shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon exchange of the Securities and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed on the applicable Exchange Date.
Section 10.08.    Trustee Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article Ten should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exchange of the Securities. The Trustee shall not be responsible for making any calculations hereunder nor the Issuer’s failure to comply with this Article Ten. Each Exchange Agent (other than the Issuer or an Affiliate of the Issuer) shall have the same protection under this Section 10.08 as the Trustee.
ARTICLE 11

CONCERNING THE HOLDERS
Section 11.01.    Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Securities, the Issuer or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.
The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.
Section 11.02.    Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.
Section 11.03.    Persons Deemed Absolute Owners. The Issuer, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, for exchange of such Security and for all other purposes; and neither the Issuer nor the Trustee nor any authenticating agent nor any Paying Agent nor any Exchange Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any Holder of a beneficial interest in a Global Security may directly enforce against the Issuer, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Certificated Security in accordance with the provisions of this Indenture.
ARTICLE 12

HOLDERS’ MEETING
Section 12.01.    Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:
(e)    to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(f)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(g)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or
(h)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.
Section 12.02.    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be mailed to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be mailed to the Issuer. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 12.03.    Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by mailing notice thereof as provided in Section 12.02.
Section 12.04.    Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.
Section 12.05.    Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 12.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxy holder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxy holder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of

Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 12.06.    Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 12.07.    No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.
ARTICLE 13

GUARANTEES
Section 13.01.    Guarantees. Each Guarantor, jointly and severally, hereby unconditionally guarantees on a senior basis (each such guarantee to be referred to herein as the “Guarantee”) to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns irrespective of the validity and enforceability of this Indenture, that:
(i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Securities and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or to be performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 13.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might other-wise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that, subject to Section 13.03, this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
Section 13.02.    Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.03.    Release of a Guarantor.
(a)    Any Guarantor other than the Company may be released from its Guarantee so long as:
(1)     no Default or Event of Default exists or would result from release of such Guarantee;
(2)     the Guarantor being released has Consolidated Net Worth of less than 5% of the Company’s Consolidated Net Worth as of the end of the Company’s most recent fiscal quarter;
(3)     the Guarantors released from their Guarantees in any year-end period comprise in the aggregate less than 10% (or 15% if and to the extent necessary to permit the cure of a Default) of the Company’s Consolidated Net Worth as of the end of the Company’s most recent fiscal quarter;
(4)     such release would not have a material adverse effect on the homebuilding business of the Company and its Subsidiaries and
(5)     the Guarantor is released from its guaranty(ees) under the Revolving Credit Facility; provided, that if such Guarantor subsequently provides a guarantee of Revolving Credit Facility, it shall comply with Section 4.10.
If there are no guarantors under the Revolving Credit Facility, Guarantors under this Indenture, other than the Company, will be released from their Guarantees.
(b)    Unless the Issuer elects otherwise, a Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article 13 upon the delivery of an Officer’s Certificate from each of the Issuer and the Company to the Trustee that the terms and conditions of Section 13.03 have been satisfied and an Opinion of Counsel of the Issuer and the Company to the Trustee that such release under the Revolving Credit Facility is effective, without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Issuer and the Company. The Company and any Guarantor not released in accordance with this Section shall remain liable for the full amount of principal of and interest on the Securities as provided in this Article 13.
Section 13.04.    Limitation of a Guarantor’s Liability. Each Guarantor and each Holder hereby confirms that it is the intention of all such parties that the guarantee by the Guarantors pursuant to their Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Guarantors (other than the Issuer) and the Holders hereby irrevocably agree that the obligations of such Guarantors under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantors and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 13.06, result in the obligations of such Guarantors under the Guarantee not constituting such fraudulent transfer or conveyance.
Section 13.05.    Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to any Securities or any other Guarantor’s obligations with respect to the Guarantee. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Guarantor in respect of the obligations of its Guarantee), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Guarantor in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured. This Section 13.05 shall be for the benefit of the Issuer, the Issuer and the Guarantors and does not inure to the benefit of and may not be relied upon by any third party beneficiaries.
Section 13.06.    Waiver of Subrogation. Until all guaranteed obligations under this Indenture and with respect to all Securities are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
Section 13.07.    Execution of Guarantee. To evidence their guarantee to the Holders set forth in this Article 13, the Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit A, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article 13 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such Officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such Officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such Officer of the Issuer or the other Guarantor.
ARTICLE 14

CONTINGENT INTEREST
Section 14.01.    Contingent Interest.
(b)    Beginning with the period commencing on September 15, 2017 and ending on March 14, 2018, and for each subsequent six-month period from, and including, March 15 to, and including, the following September 14 and from, and including, September 15 to, and including, the following March 14 (each, a “Contingent Interest Period”), the Issuer will pay additional interest (“Contingent Interest”) to Holders for the applicable Contingent Interest Period, if the average Contingent Interest Trading Price of the Securities during the five consecutive Trading Day period ending on the second Trading Day immediately preceding the first day of the applicable Contingent Interest Period (each, a “Contingent Interest Measurement Period” and each such Trading Day during the Contingent Interest Measurement Period, a “Determination Date”) equals or exceeds 120% of the principal amount of the Securities.
(c)    The rate of Contingent Interest payable in respect of any such Contingent Interest Period will be equal to 0.50% per annum of the Contingent Interest Trading Price of the Securities during the Contingent Interest Measurement Period triggering the Contingent Interest payment under Section 14.01(a). Contingent Interest, if any, will accrue from the first day of any relevant Contingent Interest Period and be payable on the Interest Payment Date at the end of such Contingent Interest Period to Holders on the Regular Record Date relating to such Interest Payment Date. Contingent Interest, if any, shall be payable in addition to, and not in lieu of, regular interest in respect of the Securities and any Additional Interest payable in respect of the Securities.
(d)    Upon making the determination that Holders will be entitled to receive Contingent Interest with respect to the applicable Contingent Interest Period, the Issuer shall notify the Trustee and the Holders.
(e)    Notwithstanding anything to the contrary contained herein, the applicable withholding agent may withhold, for U.S. federal income tax purposes, 30% of any Contingent Interest payments to be made to Non-U.S. Holders, subject to reduction in such withholding rate by an applicable income tax treaty upon the receipt of a Form W-8BEN claiming that the payments are eligible for a reduced rate under an applicable income tax treaty or upon the receipt of a Form W-8ECI from a Non-U.S. Holder claiming that the payments are effectively connected with the conduct of a United States trade or business.
Section 14.02.    Tax Treatment. The Issuer hereby agrees and, by acceptance of a beneficial interest in a Security, each Holder and any beneficial owner of a Security will be deemed to have agreed (in the absence of an administrative or judicial determination to the contrary):
(e)    to treat the Securities as indebtedness of the Issuer for all U.S. federal income tax purposes;
(f)    to treat the Securities as debt instruments that are subject to Treasury Regulation section 1.1275-4(b);
(g)    to be bound by the Issuer’s application of Treasury Regulation section 1.1275-4(b), including the Issuer’s determination of the comparable yield and the projected payment schedule; and
(h)    to treat the delivery of Common Stock (and cash delivered in lieu of a fractional share) to a Holder of a Security upon exchange of such Security, as a contingent payment (in an amount equal to the sum of the fair market value of such Common Stock (as determined in good faith by the Board of Directors of the Issuer), and any cash delivered in lieu of a fractional share), under Treasury Regulation section 1.1275-4(b).
Section 14.03.    Comparable Yield and Projected Payment Schedule.
(h)    The Issuer shall, for U.S. federal income tax purposes, accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b), using a comparable yield of 6.00%, compounded semiannually, and the projected payment schedule as determined by the Issuer; and
(i)    The Issuer shall file with the Trustee promptly following the end of each calendar year (A) a written notice specifying the amount of original issue discount for U.S. federal income tax purposes accrued on outstanding Securities as of the end of such year and (B) such other specific information relating to such original issue discount that the Issuer determines to be relevant under the Code, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.
(j)    Holders that wish to obtain the projected payment schedule with respect to the Securities (including the stated interest payments on the Securities and estimates of the amount and timing of Contingent Interest payments and a payment upon maturity of the Securities taking into account the fair market value of the Common Stock (including cash delivered in lieu of a fractional share) that might be issued upon an exchange of the Securities) may do so by submitting a written request to the Issuer at the address set forth in Section 15.01.
(k)    All Securities shall bear a legend in substantially the following form: “THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE

INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITY, AS WELL AS THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE, BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: TOLL BROTHERS, INC., 250 GIBRALTAR ROAD, HORSHAM, PA 19044; ATTENTION: GENERAL COUNSEL.”
ARTICLE 15

MISCELLANEOUS
Section 15.01.    Notices. Any notice or communication by the Issuer or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:
(i)    by hand (in which case such notice shall be effective upon delivery);
(j)    by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or
(k)    by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 15.01. The Issuer or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Global Security, notice to the Holders may be made electronically in accordance with procedures of the Depositary.
Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notices shall be deemed to have been given on the date of such mailing or electronic delivery.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Issuer. Whenever a notice is required to be given by the Issuer, such notice may be given by the Trustee on the Trustee’s behalf and the Company will make any notice that the Issuer is required to give to Holders available on the Company’s website.
All notices or communications shall be in writing.

The Issuer’s and each Guarantor’s address is:

Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Chief Financial Officer

    with a copy to:

Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: General Counsel

The Trustee’s address is:

The Bank of New York Mellon
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Administration

Section 15.02.    Communication by Holders with Other Holders. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
Section 15.03.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(h)    an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(i)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.
Section 15.04.    Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 15.05.    Rules by Trustee and Agents. The Registrar, Paying Agent or Exchange Agent may make reasonable rules and set reasonable requirements for their respective functions.
Section 15.06.    Non-Business Days. If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, any Optional Repurchase Date, any Redemption Date or any other payment date falls on a date that is not a Business Day, the Issuer shall make the payment due on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date, such Optional Repurchase Date, such Redemption Date or such other payment date, as the case may be, on the next succeeding day that is a Business Day, and no interest or other amount shall accrue on such payment as a result of such postponement.
Section 15.07.    Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
Section 15.08.    Governing Law; Waiver of Jury Trial. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
EACH OF THE ISSUER, THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 15.09.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Issuer or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 15.10.    Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.
Section 15.11.    Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
Section 15.12.    Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 15.13.    Calculations in Respect of the Securities. The Issuer and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any adjustments to the Exchange Rate, the number of shares deliverable upon exchange of the Securities and amounts of interest payable on the Securities. The Issuer and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Issuer shall provide a copy of such calculations to the Trustee and the Exchange Agent as required hereunder, and, absent such manifest error, the Trustee and the Exchange Agent shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder upon the request of that Holder.
Section 15.14.    No Personal Liability of Directors, Officers, Employees or Shareholders. None of the past, present or future directors, officers, employees, incorporators or stockholders of the Issuer or the Company, as such, shall have any liability for any of the Issuer’s or the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.
Section 15.15.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 15.16.    Set-Off of Withholding Taxes. If the Issuer or other applicable withholding agent is required by applicable law to pay, and pays, withholding tax on behalf of a Non-U.S. Holder as a result of an adjustment (or failure to make an adjustment) to the Exchange Rate that results in a constructive distribution to such Non-U.S. Holder under Section 305 of the Code, the Issuer or other applicable withholding agent may, at its option, set off or cause to be set off such withholding tax against any payments of cash or shares of Common Stock on the Securities. For purposes of such a set-off, each share of Common Stock shall be deemed to have a value equal to the Closing Sale Price of the Common Stock on the Exchange Date applicable to such Security.
Section 15.17.    Repayment to Issuer. The Trustee and the Paying Agent shall promptly notify the Issuer of, and pay to the Issuer upon the request of the Issuer, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Issuer of any money that has been held by it and has, for a period of two years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Issuer upon the written request of the Issuer any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two years. After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.
Section 15.18.    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

TOLL BROTHERS FINANCE CORP.,
as Issuer

		By:	/s/ Martin P. Connor
Name: Martin P. Connor
Title: Senior Vice President, Chief Financial
Officer and Treasurer

TOLL BROTHERS, INC.,
as a Guarantor

		By:	/s/ Martin P. Connor
Name: Martin P. Connor
Title: Senior Vice President, Chief Financial
Officer and Treasurer

THE OTHER GUARANTORS NAMED ON
SCHEDULE A HERETO, as Guarantors

		By:	/s/ Martin P. Connor
Name: Martin P. Connor
Title: Senior Vice President, Chief Financial
Officer and Treasurer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Indenture]

SCHEDULE A
THE GUARANTORS

Toll Bros. of Arizona, Inc. (AZ)	Lighthouse Point Land Company LLC (FL)	Toll NY LP (NY)
Toll Brothers AZ Construction Company (AZ)	Mizner Realty, L.L.C. (FL)	Toll NY II LP (NY)
Toll Brothers AZ Limited Partnership (AZ)	Naples TBI Realty, LLC (FL)	Toll NY III LP (NY)
C.B.A.Z. Construction Company (AZ)	Orlando TBI Realty LLC (FL)	Toll NY IV LP (NY)
	Tampa TBI Realty LLC (FL)	110-112 Third Ave. GC II LLC (NY)
Toll CA GP Corp. (CA)	Toll FL I, LLC (FL)	110-112 Third Ave. GC LLC (NY)
Toll YL, Inc. (CA)	Toll FL IV LLC (FL)	5-01 — 5-17 48th Avenue GC II LLC (NY)
Sorrento at Dublin Ranch I LP (CA)	Toll Jupiter LLC (FL)	5-01 — 5-17 48th Avenue GC LLC (NY)
Sorrento at Dublin Ranch III LP (CA)	Toll Realty L.L.C. (FL)	5-01 — 5-17 48th Avenue II LLC (NY)
Toll CA, L.P. (CA)		5-01 — 5-17 48th Avenue LLC (NY)
Toll CA II, L.P. (CA)	Toll GA GP Corp. (GA)	51 N. 8th Street GC II LLC (NY)
Toll CA III, L.P. (CA)	Toll GA LP (GA)	51 N. 8th Street GC LLC (NY)
Toll CA IV, L.P. (CA)		51 N. 8th Street I LLC (NY)
Toll CA V, L.P. (CA)	Toll IL GP Corp. (IL)	Toll Lexington LLC (NY)
Toll CA VI, L.P. (CA)	Toll IL HWCC, L.P. (IL)	Toll Van Wyck, LLC (NY)
Toll CA VII, L.P. (CA)	Toll IL, L.P. (IL)
Toll CA VIII, L.P. (CA)	Toll IL II, L.P. (IL)	Toll Bros. of North Carolina, Inc. (NC)
Toll CA IX, L.P. (CA)	Toll IL III, L.P. (IL)	Toll Bros. of North Carolina II, Inc. (NC)
Toll CA X, L.P. (CA)	Toll IL IV, L.P. (IL)	Toll Bros. of North Carolina III, Inc. (NC)
Toll CA XI, L.P. (CA)	Toll IL WSB, L.P. (IL)	Toll NC GP Corp. (NC)
Toll CA XII, L.P. (CA)	Hawthorn Woods Country Club II LLC (IL)	NC Country Club Estates Limited Partnership (NC)
Toll CA XIX, L.P. (CA)		Toll at Brier Creek Limited Partnership (NC)
Toll-Dublin, L.P. (CA)	Toll IN LLC (IN)	Toll NC, L.P. (NC)
Toll Land XIX Limited Partnership (CA)		Toll NC II LP (NC)
Toll Land XX Limited Partnership (CA)	Toll MD Builder Corp. (MD)	Toll NC III LP (NC)
Toll Land XXII Limited Partnership (CA)	The Estates at Brooke Manor Limited Partnership (MD)	Brier Creek Country Club I LL (NC)
Toll Land XXIII Limited Partnership (CA)	Toll MD Builder I, L.P. (MD)	Brier Creek Country Club II LLC (NC)
Toll Stonebrae LP (CA)	Toll MD Limited Partnership (MD)	Toll NC I LLC (NC)
Toll YL, L.P. (CA)	Toll MD II Limited Partnership (MD)	Toll NC IV LLC (NC)
Toll YL II, L.P. (CA)	Toll MD III Limited Partnership (MD)	Toll NC Note LLC (NC)
Golf I Country Club Estates at Moorpark LLC (CA)	Toll MD IV Limited Partnership (MD)	Toll NC Note II LLC (NC)
Golf II Country Club Estates at Moorpark LLC (CA)	Toll MD V Limited Partnership (MD)
Paramount Village LLC (CA)	Toll MD VI Limited Partnership (MD)	Toll OH GP Corp. (OH)
Toll CA I LLC (CA)	Toll MD VII Limited Partnership (MD)	Toll Land XXVI Limited Partnership (OH)
Toll CA Note II LLC (CA)	Toll MD VIII Limited Partnership (MD)
Toll-Dublin, LLC (CA)	Toll MD IX Limited Partnership (MD)	Toll Bros., Inc. (PA)
	Toll MD X Limited Partnership (MD)	Toll Brothers Real Estate, Inc. (PA)
Toll CO GP Corp. (CO)	Toll MD XI Limited Partnership (MD)	Toll Land Corp. No. 6 (PA)
Toll CO, L.P. (CO)	2301 Fallston Road LLC (MD)	Toll PA Builder Corp. (PA)
Toll CO I LLC (CO)	Arthur’s Woods, LLC (MD)	Toll PA GP Corp. (PA)
	Long Meadows TBI, LLC (MD)	Toll PA II GP Corp. (PA)
Southport Landing Limited Partnership (CT)	Longmeadow Properties LLC (MD)	Toll PA III GP Corp. (PA)
Toll CT Limited Partnership (CT)	Phillips Drive LLC (MD)	Audubon Ridge, L.P. (PA)
Toll CT II Limited Partnership (CT)	Toll MD I, L.L.C. (MD)	Blue Bell Country Club, L.P. (PA)
Toll CT III Limited Partnership (CT)	Toll MD II LLC (MD)	Broad Run Associates, L.P. (PA)
Toll Land XVIII Limited Partnership (CT)	Toll MD III LLC (MD)	Cold Spring Hunt, L.P. (PA)
Toll Glastonbury LLC (CT)	Toll MD IV LLC (MD)	Greens at Waynesborough, L.P. (PA)
Springton Pointe, L.P. (PA)
Amwell Chase, Inc. (DE)	CC Estates Limited Partnership (MA)	Stone Mill Estates, L.P. (PA)
ESE Consultants, Inc. (DE)	Huckins Farm Limited Partnership (MA)	Swedesford Chase, L.P. (PA)
Fairway Valley, Inc. (DE)	The Bird Estate Limited Partnership (MA)	Toll Naval Associates (PA)
First Brandywine Investment Corp. II (DE)	Toll MA Land Limited Partnership (MA)	Toll PA, L.P. (PA)
First Brandywine Investment Corp. IV (DE)	Toll MA I LLC (MA)	Toll PA II, L.P. (PA)

A-1

First Huntingdon Finance Corp. (DE)	Toll MA II LLC (MA)	Toll PA III, L.P. (PA)
Franklin Farms G.P., Inc. (DE)		Toll PA IV, L.P. (PA)
MA Limited Land Corporation (DE)	HQZ Acquisitions, Inc. (MI)	Toll PA V, L.P. (PA)
TB Proprietary Corp. (DE)	SH Homes Corporation (MI)	Toll PA VI, L.P. (PA)
Tenby Hunt, Inc. (DE)	SI Investment Corporation (MI)	Toll PA VIII, L.P. (PA)
Toll Architecture I, P.A. (DE)	The Silverman Building Companies, Inc. (MI)	Toll PA IX, L.P. (PA)
Toll Architecture, Inc. (DE)	Toll Development Company, Inc. (MI)	Toll PA X, L.P. (PA)
Toll AZ GP Corp. (DE)	Toll MI GP Corp. (MI)	Toll PA XI, L.P. (PA)
Toll Bros., Inc. (DE)	Silverman-Toll Limited Partnership (MI)	Toll PA XII, L.P. (PA)
Toll Brothers, Inc. (DE)	Toll at Honey Creek Limited Partnership (MI)	Toll PA XIII, L.P. (PA)
Toll Buckeye Corp. (DE)	Toll MI Limited Partnership (MI)	Toll PA XIV, L.P. (PA)
Toll Centennial Corp. (DE)	Toll MI II Limited Partnership (MI)	Toll PA XV, L.P. (PA)
Toll Corp. (DE)	Toll MI III Limited Partnership (MI)	Village Partners, L.P. (PA)
Toll Diamond Corp. (DE)	Toll MI IV Limited Partnership (MI)	Hatboro Road Associates LLC (PA)
Toll Golden Corp. (DE)	Toll MI V Limited Partnership (MI)
Toll Granite Corp. (DE)	Toll Northville Limited Partnership (MI)	Toll RI GP Corp. (RI)
Toll Holdings, Inc. (DE)	Arbor Hills Development LLC (MI)	Toll RI, L.P. (RI)
Toll Land Corp. No. 10 (DE)		Toll RI II, L.P. (RI)
Toll Land Corp. No. 20 (DE)	Toll MN GP Corp. (MN)	Toll Vanderbilt I LLC (RI)
Toll Land Corp. No. 43 (DE)	Toll MN, L.P. (MN)	Toll Vanderbilt II LLC (RI)
Toll Land Corp. No. 50 (DE)	Toll MN II, L.P. (MN)	Vanderbilt Capital LLC (RI)
Toll Mid-Atlantic LP Company, Inc. (DE)
Toll Mid-Atlantic Note Company, Inc. (DE)	Toll NV GP Corp. (NV)	Toll SC GP Corp. (SC)
Toll Midwest Note Company, Inc. (DE)	Toll NV Limited Partnership (NV)	Toll SC, L.P. (SC)
Toll NJX-I Corp. (DE)	Toll Henderson LLC (NV)	Toll SC II, L.P. (SC)
Toll Northeast LP Company, Inc. (DE)	Toll North LV LLC (NV)	Toll SC III, L.P. (SC)
Toll Northeast Note Company, Inc. (DE)	Toll North Reno LLC (NV)	Toll SC IV, L.P. (SC)
Toll Northeast Services, Inc. (DE)	Toll NV Holdings LLC (NV)
Toll Palmetto Corp. (DE)	Toll South LV LLC (NV)	Toll TN GP Corp. (TN)
Toll Realty Holdings Corp. I (DE)	Toll South Reno LLC (NV)	Wilson Concord, L.P. (TN)
Toll Realty Holdings Corp. II (DE)
Toll Southeast LP Company, Inc. (DE)	Toll NH GP Corp. (NH)	Toll Bros., Inc. (TX)
Toll Southeast Note Company, Inc. (DE)	Toll NH Limited Partnership (NH)	Toll Austin TX LLC (TX)
Toll Southwest Note Company, Inc. (DE)		Toll Dallas TX LLC (TX)
Toll TX GP Corp. (DE)	Estates at Princeton Junction, L.P. (NJ)	Toll Houston TX LLC (TX)
Toll VA GP Corp. (DE)	Estates at Rivers Edge, L.P. (NJ)	Toll San Antonio TX LLC (TX)
Toll VA Member Two, Inc. (DE)	Greenwich Chase, L.P. (NJ)	Toll TX Note LLC (TX)
Toll WestCoast Note Company, Inc. (DE)	Hoboken Land LP (NJ)
First Brandywine Partners, L.P. (DE)	Laurel Creek, L.P. (NJ)	Belmont Land, L.P. (VA)
Hockessin Chase, L.P. (DE)	Toll at Westlake, L.P. (NJ)	Dominion Country Club, L.P. (VA)
Toll DE LP (DE)	Toll Grove LP (NJ)	Fairfax Investment, L.P. (VA)
Toll DE II LP (DE)	Toll Hudson LP (NJ)	Farmwell Hunt, L.P. (VA)
Toll Realty Holdings LP (DE)	Toll Land IV Limited Partnership (NJ)	Great Falls Hunt, L.P. (VA)
C.B.A.Z. Holding Company LLC (DE)	Toll Land XI Limited Partnership (NJ)	Loudoun Valley Associates, L.P. (VA)
Component Systems I LLC (DE)	Toll Land XVI Limited Partnership (NJ)	South Riding, L.P. (VA)
Component Systems II LLC (DE)	Toll Land XXV Limited Partnership (NJ)	South Riding Amberlea LP (VA)
First Brandywine LLC I (DE)	Toll NJ Builder I, L.P. (NJ)	South Riding Partners Amberlea LP (VA)
First Brandywine LLC II (DE)	Toll NJ, L.P. (NJ)	South Riding Partners, L.P. (VA)
First Brandywine LLC III (DE)	Toll NJ II, L.P. (NJ)	Toll Land IX Limited Partnership (VA)
First Brandywine LLC IV (DE)	Toll NJ III, L.P. (NJ)	Toll Land X Limited Partnership (VA)
Hoboken Land I LLC (DE)	Toll NJ IV, L.P. (NJ)	Toll Land XV Limited Partnership (VA)
TB Kent Partners LLC (DE)	Toll NJ V, L.P. (NJ)	Toll Land XXI Limited Partnership (VA)
Toll Corners LLC (DE)	Toll NJ VI, L.P. (NJ)	Toll VA, L.P. (VA)
Toll DE X II, LLC (DE)	Toll NJ VII, L.P. (NJ)	Toll VA II, L.P. (VA)
Toll EB, LLC (DE)	Toll NJ VIII, L.P. (NJ)	Toll VA III, L.P. (VA)
Toll Equipment, L.L.C. (DE)	Toll NJ XI, L.P. (NJ)	Toll VA IV, L.P. (VA)
Toll Hoboken LLC (DE)	West Amwell Limited Partnership (NJ)	Toll VA V, L.P. (VA)
Toll Midwest LLC (DE)	1450 Washington LLC (NJ)	Toll VA VI, L.P. (VA)

A-2

Toll Morgan Street LLC (DE)	1500 Garden St. LLC (NJ)	Toll VA VII, L.P. (VA)
Toll Southwest LLC (DE)	700 Grove Street Urban Renewal, LLC (NJ)	Belmont Country Club I LLC (VA)
Toll VA L.L.C. (DE)	Block 255 LLC (NJ)	Belmont Country Club II LLC (VA)
Toll West Coast LLC (DE)	CWG Construction Company LLC (NJ)	Dominion Valley Country Club I LLC (VA)
	Hoboken Cove LLC (NJ)	Dominion Valley Country Club II LLC (VA)
Toll FL GP Corp. (FL)	PT Maxwell Holdings, LLC (NJ)	Martinsburg Ventures, L.L.C. (VA)
Binks Estates Limited Partnership (FL)	PT Maxwell, L.L.C. (NJ)	Prince William Land I LLC (VA)
TBI/Naples Limited Partnership (FL)	Regency at Denville LLC (NJ)	Prince William Land II LLC (VA)
TBI/Palm Beach Limited Partnership (FL)	Regency at Long Valley I LLC (NJ)	Regency at Dominion Valley LLC (VA)
Toll Estero Limited Partnership (FL)	Regency at Long Valley II LLC (NJ)	South Riding Realty LLC (VA)
Toll FL Limited Partnership (FL)	Regency at Mansfield I LLC (NJ)	SR Amberlea LLC (VA)
Toll FL II Limited Partnership (FL)	Regency at Mansfield II LLC (NJ)	SRLP II LLC (VA)
Toll FL III Limited Partnership (FL)	Regency at Washington I LLC (NJ)	The Regency Golf Club I LLC (VA)
Toll FL IV Limited Partnership (FL)	Regency at Washington II LLC (NJ)	The Regency Golf Club II LLC (VA)
Toll FL V Limited Partnership (FL)	Toll NJ I, L.L.C. (NJ)	The Ridges at Belmont Country Club I LLC (VA)
Toll FL VI Limited Partnership (FL)	Toll NJ II, L.L.C. (NJ)	The Ridges at Belmont Country Club II LLC (VA)
Toll FL VII Limited Partnership (FL)	Toll NJ III, LLC (NJ)	Toll Cedar Hunt LLC (VA)
Toll FL VIII Limited Partnership (FL)		Toll Stratford LLC (VA)
Toll FL X Limited Partnership (FL)	110-112 Third Ave. Realty Corp. (NY)	Toll VA III L.L.C. (VA)
Toll Ft. Myers Limited Partnership (FL)	Toll Peppertree, Inc. (NY)	Virginia Construction Co. I, LLC (VA)
Toll Jacksonville Limited Partnership (FL)	51 N. 8th Street L.P. (NY)	Virginia Construction Co. II, LLC (VA)
Toll Livingston at Naples Limited Partnership (FL)	Toll at Whippoorwill, L.P. (NY)
Toll Orlando Limited Partnership (FL)	Toll Brooklyn L.P. (NY)	Toll WA GP Corp. (WA)
Frenchman’s Reserve Realty, LLC (FL)	Toll Land V Limited Partnership (NY)	Toll WA LP (WA)
Jacksonville TBI Realty LLC (FL)	Toll Land VI Limited Partnership (NY)
	Toll Land VII Limited Partnership (NY)	Toll WV GP Corp. (WV)
	Toll Land XIV Limited Partnership (NY)	Toll WV LP (WV)

A-3

SCHEDULE B
PROJECTED PAYMENT SCHEDULE

May be obtained upon written request.

A-1

EXHIBIT A
[FORM OF FACE OF SECURITY]
TOLL BROTHERS FINANCE CORP.
Certificate No. ________________
[INSERT PRIVATE PLACEMENT LEGEND (SECURITIES) AND
GLOBAL SECURITY LEGEND AS REQUIRED]
0.50% Exchangeable Senior Notes due 2032 (the “Securities”)
CUSIP No. 88947E AL4
Toll Brothers Finance Corp., a Delaware corporation (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [ ], or its registered assigns, the principal amount of [________] dollars ($[________]) [, or such principal amount as shall be reflected in the books and records of the Trustee and the Depositary]1, on September 15, 2032, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.
Interest Payment Dates: March 15 and September 15, with the first payment to be made on March 15, 2013.
Regular Record Dates: March 1 and September 1.
The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

1    This is included for Global Securities

A-1

IN WITNESS WHEREOF, Toll Brothers Finance Corp. has caused this instrument to be duly signed.
TOLL BROTHERS FINANCE CORP.

By:	Name: Title:
Dated: _______________________

A-2

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.
By:
Authorized Signatory

Dated: _______________________

A-3

[FORM OF REVERSE OF SECURITY]
TOLL BROTHERS FINANCE CORP.
0.50% Exchangeable Senior Notes due 2032
The Issuer issued the Securities under an Indenture dated as of September 11, 2012 (the “Indenture”) among the Issuer, the Company, the Guarantors party thereto and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Issuer limited to $250,000,000 aggregate principal amount plus up to an additional $37,500,000 aggregate principal amount pursuant to the Initial Purchasers’ option to purchase additional Securities, as provided in the Purchase Agreement, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.
1.    Interest. Toll Brothers Finance Corp., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest, payable semi-annually in arrears, on March 15 and September 15 of each year, with the first payment to be made on March 15, 2013. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, September 11, 2012, in each case to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest will be payable in accordance with Section 4.09 and Section 6.02(b) of the Indenture and any reference to “interest” shall be deemed to include any such Additional Interest.
Beginning with the period commencing on September 15, 2017 and ending on March 14, 2018, and for each subsequent six-month period from, and including, March 15 to, and including, the following September 14 and from, and including, September 15 to, and including, the following March 14, the Issuer will pay Contingent Interest on this Security as set forth in Section 14.01 of the Indenture, if the average Contingent Interest Trading Price of the Securities during the five consecutive Trading Day period ending on the second Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals or exceeds 120% of the principal amount of this Security.
2.    Maturity. The Securities will mature on September 15, 2032.
3.    Method of Payment. Except as provided in the Indenture (as defined below), the Issuer will pay interest on the Securities to the Persons who are Holders at the Close of Business on the Regular Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price payable as herein provided on the Maturity Date or Fundamental Change Repurchase Date, as applicable.
4.    Paying Agent, Registrar, Exchange Agent. Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent, Registrar and Exchange Agent. The Issuer may change any Paying Agent, Registrar or Exchange Agent without prior notice.
5.    Optional Redemption. Subject to the terms and conditions of the Indenture, the Issuer shall have the right, at the Issuer’s option, at any time, and from time to time, on a Redemption Date occurring on or after September 15, 2017, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price.
6.    Repurchase at Option of Holder. Subject to the terms and conditions of the Indenture, the Issuer shall be required to repurchase Securities (or portions thereof that are integral multiples of $1,000 in principal amount), at the option of the Holder thereof, on each of December 15, 2017, September 15, 2022 and September 15, 2027 (each, an “Optional Repurchase Date”) at the Optional Repurchase Price, payable in cash, upon the due delivery, in accordance with the Indenture, of an Optional Repurchase Exercise Notice containing the information set forth in the Indenture, and upon delivery of such Securities to the Trustee or the Paying Agent as set forth in the Indenture.
7.    Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the option of the Holder thereof, to require the Issuer to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.
8.    Exchange. The Securities shall be exchangeable into shares of Common Stock in accordance with Article 10 of the Indenture. To exchange a Security, a Holder must satisfy the requirements of Section 10.02(a) or (b), as applicable, of the Indenture. A Holder may exchange a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.
Upon exchange of a Security, the Holder thereof shall be entitled to receive the shares of Common Stock deliverable in accordance with Article 10 of the Indenture, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
9.    Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be imposed by the Issuer for any such registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Issuer or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which an Exchange Notice, an Optional Repurchase Exercise Notice or a Fundamental Change Repurchase Exercise Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.
10.    Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.
11.    Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.
12.    Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Issuer and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.
13.    Guarantees. This Security will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
14.    Trustee Dealings with the Issuer. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
15.    Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
16.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
Toll Brothers Finance Corp.
c/o Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Chief Financial Officer

ATTACHMENT 1
FORM OF ASSIGNMENT
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR|
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Issuer with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:
[Check One]
(1)    ____ to Toll Brothers Finance Corp. or any Subsidiary thereof; or

(2)	____ pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	____ to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

(4)	____ pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or any other available exemption from the registration requirements of the Securities Act.
Unless one of the items (1) through (4) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) is checked, the Issuer, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other evidence as the Registrar or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (3) is checked, the purchaser must complete the certification below.
If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

ATTACHMENT 2
FORM OF EXCHANGE NOTICE
To exchange this Security in accordance with the Indenture, check the box: ☐
To exchange only part of this Security, state the principal amount to be exchanged (must be in multiples of $1,000):
$______________
If you want the stock certificate representing the Common Stock issuable upon exchange made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signatures:

(Sign exactly as your name(s) appear(s) on this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 3
FORM OF REPURCHASE NOTICE
Certificate No. of Security:
If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.01 of the Indenture, check the box: ☐
If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Issuer:
$ _____________________
(in an integral multiple of $1,000)
If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.02 of the Indenture, check the box: ☐
If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.02 of the Indenture, state the principal amount to be so purchased by the Issuer:
$ _____________________
(in an integral multiple of $1,000)

Date: _________	Signatures: (Sign exactly as your name(s) appear(s) on this Security)
Signature(s) guaranteed

by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

EXHIBIT A
[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

The Guarantors listed on Schedule A, attached hereto (the “Guarantors”), have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. (the “Company”) shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture. The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

TOLL BROTHERS, INC.
By: _______________________
Title: ______________________
THE GUARANTORS LISTED ON SCHEDULE A, ATTACHED HERETO
By: _________________________
Title:________________________

EXHIBIT B-1A
FORM OF PRIVATE PLACEMENT LEGEND (SECURITIES)
THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUED UPON EXCHANGE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF TOLL BROTHERS FINANCE CORP. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO TOLL BROTHERS FINANCE CORP. OR ANY SUBSIDIARY THEREOF; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT B-1B
FORM OF PRIVATE PLACEMENT LEGEND (COMMON STOCK)
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF TOLL BROTHERS, INC. AND TOLL BROTHERS FINANCE CORP. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF TOLL BROTHERS FINANCE CORP.’S 0.50% EXCHANGEABLE SENIOR NOTES DUE 2032 OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO TOLL BROTHERS, INC. OR ANY SUBSIDIARY THEREOF; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT B-2
FORM OF LEGEND FOR GLOBAL SECURITY
Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.
THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND

YIELD TO MATURITY FOR SUCH SECURITY, AS WELL AS THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE, BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: TOLL BROTHERS, INC., 250 GIBRALTAR ROAD, HORSHAM, PA 19044; ATTENTION: GENERAL COUNSEL.

EXHIBIT C
Form of Notice of Transfer Pursuant to Registration Statement
Toll Brothers Finance Corp.
250 Gibraltar Road
Horsham, PA 19044
Attention: Chief Financial Officer
The Bank of New York Mellon
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Administration
Re: Toll Brothers Finance Corp.. (the “Issuer”) 0.50% Exchangeable Senior Notes due 2032 (the “Securities”)
Ladies and Gentlemen:
Please be advised that _________________ has transferred $________________ aggregate principal amount of the Securities and      shares of Common Stock, par value $0.01 per share, of the Issuer issued on exchange of the Securities (“Common Stock”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-_______).
We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Common Stock is named as a “Selling Security Holder” in the Prospectus dated ______________________, or in amendments or supplements thereto (the “Prospectus”), and that the aggregate principal amount of the Securities and the number of shares of Common Stock transferred are [a portion of] the Securities and Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.
Very truly yours,
___________________________
(Name)